UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
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☐	Soliciting Materials Pursuant to § 240.14a.12

MONSANTO COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 6, 2006

Dear Shareowner:

You are cordially invited to attend the Company’s Annual Meeting of Shareowners on January 17, 2007. We will hold the meeting at 2:00 p.m. Central Standard Time in K Building at the Company’s Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis County, Missouri. A map with directions to the Company’s Creve Coeur Campus can be found near the back of the proxy statement that accompanies this letter.

In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to the Company’s activities and operating performance is contained in our 2006 Annual Report to Shareowners, which is also enclosed.

If you hold your shares directly in your name as a shareowner of record, an admission ticket is attached to your proxy card. If you plan to attend the annual meeting, please vote your proxy but keep the admission ticket and bring it with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. Shareowners must also present a form of personal identification in order to be admitted to the meeting.

Whether or not you plan to attend the Annual Meeting of Shareowners, we encourage you to vote your shares. You may vote via Internet, by telephone, by mail, or in person at the meeting. Please note that if you have elected to receive shareowner communications and submit voting instructions via the Internet, you will not receive a proxy card.

The Company will make available an alphabetical list of shareowners entitled to vote at the meeting, for examination by any shareowner during ordinary business hours, at the Company’s Shareowner Services Department, located in E Building at the Creve Coeur Campus, from January 5, 2007 until the meeting.

On behalf of the entire board, we look forward to seeing you at the meeting.

Sincerely,

Hugh Grant
Chairman of the Board of Directors,
President and Chief Executive Officer

TABLE OF CONTENTS TO THE PROXY STATEMENT

Page

Notice of Annual Meeting of Shareowners
Questions and Answers
Proxy Statement	1
Information Regarding Board of Directors and Committees	3
Election of Directors (Proxy Item No. 1)	12
Ratification of Independent Registered Public Accounting Firm (Proxy Item No. 2)	13
Shareowner Proposal (Proxy Item No. 3)	14
Stock Ownership of Management and Certain Beneficial Owners	17
Executive Compensation	18
Change-of-Control Agreements	24
Committee Reports	25
Stock Price Performance Graph	39
Section 16(a) Beneficial Ownership Reporting Compliance	40
General Information	40

APPENDICES

Information Regarding Our Formation	A
Audit and Finance Committee Charter	B
Board of Directors Independence Standards	C
Board of Directors Desirable Characteristics of Directors	D

NOTICE OF
ANNUAL MEETING OF SHAREOWNERS
JANUARY 17, 2007

The Annual Meeting of Shareowners of Monsanto Company will be held in K Building at the Company’s Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis County, Missouri, on Wednesday, January 17, 2007, at 2:00 p.m. Central Standard Time for the following purposes:

1.	To elect four directors to serve until our 2010 annual meeting;

2.	To ratify the appointment of Deloitte & Touche LLP as principal independent registered public accounting firm for the 2007 fiscal year;

3.	To vote on a shareowner proposal requesting a policy of separating the roles of Chairman and Chief Executive Officer; and

4.	To transact such other business as may properly come before the meeting.

By Order of the Board of Directors,
MONSANTO COMPANY

DAVID F. SNIVELY
Secretary
St. Louis, Missouri
December 6, 2006

IMPORTANT NOTICE
Please Vote Your Shares Promptly

Questions and Answers

Q. When and where is the annual meeting?

We will hold the annual meeting of shareowners on
Wednesday, January 17, 2007, at 2:00 p.m. Central Standard
Time in K Building at the Company’s Creve Coeur Campus,
800 North Lindbergh Boulevard, St. Louis, Missouri 63167. A
map with directions to the meeting can be found near the back of the proxy statement.

Q. Who is entitled to vote at the meeting?

You are entitled to vote at the meeting if you owned shares as of the close of business on November 20, 2006, the record date for the meeting.

Q. What am I being asked to vote on at the meeting?

We are asking our shareowners to elect directors, to ratify the appointment of our independent registered public accounting
firm, and to vote on one shareowner proposal.

Q. What level of shareowner vote is needed to elect
    directors and approve the proposals?

Each share of our common stock is entitled to one vote with
respect to each matter on which it is entitled to vote. Our
directors are elected by a plurality of votes, which means that the nominees who receive the greatest number of votes will be elected. Under our bylaws, a majority of the shares present at the meeting in person or by proxy is required for approval of all other items.

Q. Can I vote by telephone or over the Internet?

Most shareowners have a choice of voting in one of four ways:
via Internet, telephone, mail or in person at the meeting.
Please read the instructions attached to the proxy card or the information sent by your broker or bank.

Q. Where can I get additional copies of the proxy
    materials?

To get additional copies of proxy materials, please feel free to call (314) 694-3155.

Q. How can I get assistance in voting my shares?

To get help in voting your shares, please contact Morrow &
Co., Inc. at (800) 607-0088.

Q. What do I do if my shares of common stock are
    held in “street name” at a bank or brokerage firm?

If your shares are held in street name by a bank or brokerage firm as your nominee, your bank or broker will send you a
separate package describing the procedure for voting your
shares. You should follow the instructions provided by your
bank or brokerage firm.

Q. What happens if I return my signed proxy card but
    forget to indicate how I want my shares of common
    stock voted?

If you sign, date and return your proxy and do not mark how
you want to vote, your proxy will be counted as a vote “FOR”
all of the nominees for directors, “FOR” the ratification	of our independent registered public accounting firm, and
“AGAINST” the shareowner proposal.

Q. What happens if I do not instruct my broker how to
    vote or if I mark “abstain” on the proxy?

Under our bylaws, if you mark your proxy “abstain,” your vote will have the same effect as a vote against the proposal. If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the election of directors or ratification of independent registered public accounting firms. Broker non-votes have the same effect as votes cast against a particular proposal.

Q. Can I change my voting instructions before the
    meeting?

Except with respect to voting instructions for shares held in the
Company’s Savings and Investment Plan, you can revoke your
proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), by delivering a written revocation of
your proxy to the Secretary of Monsanto, or by voting at the meeting. The method by which you vote by a proxy will in
no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Voting instructions with respect to shares held in the Company’s
Savings and Investment Plan cannot be revoked or changed after
5 p.m. Eastern Standard Time on January 11, 2007.

Q. Will I have access to the proxy statement over the
    Internet?

Yes. In addition to receiving paper copies of the proxy
statement and annual report in the mail, you can view these
documents over the Internet by accessing our website at
http://www.monsanto.com and clicking on the “Investor
Information” tab and then clicking on the “SEC Filings”
tab. Information on our website does not constitute part of
this proxy statement. You can elect to receive future proxy
statements and annual reports over the Internet instead of
receiving paper copies by mail by following the instructions on the enclosed proxy card.

Q. What do I need to do if I plan to attend the meeting
    in person?

If you plan to attend the annual meeting and you hold your
shares directly in your name, please vote your proxy but keep the admission ticket attached to your proxy card and bring it with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. In addition, if your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting. Shareowners must
also present a form of personal identification in order to be admitted to the meeting.

PROXY STATEMENT

The board of directors of Monsanto Company is soliciting proxies from its shareowners in connection with the Company’s Annual Meeting of Shareowners to be held on Wednesday, January 17, 2007, and at any and all adjournments thereof. The meeting will be held at 2:00 p.m. Central Standard Time in K Building at the Company’s Creve Coeur Campus, 800 N. Lindbergh Boulevard, St. Louis County, Missouri.

If you plan to attend the meeting in person and you hold your shares directly in your name as a shareowner of record, an admission ticket is attached to your proxy card. Please vote your proxy but keep the admission ticket and bring it with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. In addition, if your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting. Shareowners must also present a form of personal identification in order to be admitted to the meeting.

We first began delivering to all shareowners of record this proxy statement, the accompanying form of proxy and the Company’s 2006 Annual Report to Shareowners on December 6, 2006.

     Information Regarding Our Formation

Prior to September 1, 1997, a corporation that was then known as Monsanto Company (“Former Monsanto” or “old Monsanto”) operated an agricultural products business (the “Ag Business”), pharmaceuticals and nutrition business (the “Pharmaceuticals Business”) and a chemical products business (the “Chemicals Business”). Former Monsanto is today known as Pharmacia Corporation (“Pharmacia”). Pharmacia is now a wholly owned subsidiary of Pfizer, Inc., which together with its subsidiaries operates the Pharmaceuticals Business. Our business consists of the operations, assets and liabilities that were previously the Ag Business. Solutia Inc. (“Solutia”) consists of the operations, assets and liabilities that were previously the Chemicals Business. The table provided in Appendix A sets forth a chronology of events that resulted in the formation of Monsanto, Pharmacia and Solutia as three separate and distinct corporations.

     Information Regarding Our Fiscal Year

Unless otherwise noted, the information in this proxy statement covers our last fiscal year which ran from September 1, 2005 through August 31, 2006 (which we refer to in this proxy statement as our “2006 fiscal year”).

     Information Regarding our Stock Split

On July 28, 2006, the Company effected a two-for-one split of the Company’s common stock in the form of a stock dividend. Unless otherwise noted, references in this proxy statement to numbers or prices of shares of the Company’s common stock or equity-based awards have been adjusted as appropriate to reflect the stock split.

     Shareowners Entitled To Vote

You are entitled to vote (in person or by proxy) at the annual meeting if you were a shareowner of record at the close of business on November 20, 2006. On November 20, 2006, 543,104,138 shares of our common stock were outstanding and entitled to vote and no shares of our preferred stock were outstanding. There is no cumulative voting with respect to the election of directors. Shareowners of record are entitled to one vote per share on all matters.

     Proxies and Voting Procedures

Most shareowners have a choice of voting by completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided, by using a toll-free telephone number, by voting over the Internet, or in person at the meeting. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet voting facilities for the shareowners of record of all shares, other than those held in the Company’s Savings and Investment Plan, will close at 11:59 p.m. Eastern Standard Time on January 16, 2007. The Internet and telephone voting procedures are designed to authenticate shareowners by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you hold your shares in street name through a bank or broker, your bank or broker will send you a separate package describing the procedures and options for voting your shares.

If you participate in a Monsanto Stock Fund under the Company’s Savings and Investment Plan and had shares of the Company’s common stock credited to your account on the record date of November 20, 2006, you will receive a single proxy/voting instruction card with respect to all shares registered in the same name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate proxy/voting instruction card with respect to the shares credited to your Savings and Investment Plan account. Voting instructions regarding plan shares must be received by 5:00 p.m. Eastern Standard Time on January 11, 2007, and all telephone and Internet voting facilities with respect to plan shares will close at that time.

Shares of common stock in the Company’s Savings and Investment Plan will be voted by The Northern Trust Company (“Northern”) as trustee of the plan. Plan participants in a Monsanto Stock Fund should indicate their voting instructions to Northern for each action to be taken under proxy by completing and returning the proxy/voting instruction card, by using the toll-free telephone number, or by indicating their instructions over the Internet. All voting instructions from plan participants will be kept confidential. If a participant fails to sign or to timely return the proxy/voting instruction card or otherwise timely indicate his or her instructions by telephone or over the Internet, the shares allocated to such participant, together with unallocated shares, will be voted in accordance with the pro rata vote of the participants who did provide instructions.

Except with respect to voting instructions for shares held in the Company’s Savings and Investment Plan, you can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), by delivering a written revocation of your proxy to our Secretary or by voting at the meeting. You can revoke your voting instructions with respect to shares held in the Company’s Savings and Investment Plan at any time prior to 5:00 p.m. Eastern Standard Time on January 11, 2007 by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to Northern. The method by which you vote will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the meeting.

Your properly completed proxy/voting instruction card will appoint Hugh Grant and David F. Snively as proxy holders or your representatives, or Northern as trustee of the Company’s Savings and Investment Plan, as the case may be, to vote your shares in the manner directed therein by you. Mr. Grant is the chairman of the board, president and chief executive officer of the Company. Mr. Snively is a senior vice president of the Company and our secretary and general counsel. Your proxy permits you to direct the proxy holders or to instruct Northern, as the trustee of the Company’s Savings and Investment Plan, as the case may be, to: (i) vote “for” or withhold your votes from particular nominees for director; (ii) vote “for,” “against,” or “abstain” from the ratification of the appointment of Deloitte & Touche LLP as the Company’s principal independent registered public accounting firm for the 2007 fiscal year; and (iii) vote “for,” “against,” or “abstain” from the shareowner proposal.

All shares entitled to vote and represented by properly completed proxy/voting instruction cards received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy/voting instruction card will be voted “FOR” the nominees for director, “FOR” the ratification of the appointment of Deloitte & Touche LLP, and “AGAINST” the shareowner proposal.

As far as the Company knows, the only matters to be brought before the annual meeting are those referred to in this proxy statement. As to any other matters presented at the annual meeting, the persons named as proxies may vote your shares in their discretion.

     Required Vote

No business can be conducted at the annual meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. A plurality of the shares present at the meeting in person or by proxy is required for the election of directors. Under our bylaws, the affirmative vote of a majority of the shares present at the meeting in person or by proxy is required for all other items. For this purpose, abstentions and votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) have the same effect as votes cast against a particular proposal.

     Electronic Access to Proxy Materials and Annual Report

Shareowners may view this proxy statement and our 2006 Annual Report to Shareowners over the Internet by accessing our website at http://www.monsanto.com and clicking on the “Investor Information” tab and then clicking on the “SEC Filings” tab. Information on our website does not constitute part of this proxy statement.

In addition, most shareowners can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a shareowner of record, you can choose this option and save the Company the cost of producing and mailing these documents by following the instructions on the enclosed proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you hold your shares through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to receive future proxy statements and annual reports over the Internet.

Information Regarding Board of Directors and Committees

     Composition of Board of Directors

Under the Company’s amended and restated certificate of incorporation, generally the number of directors of the Company is fixed, and may be increased or decreased from time to time by resolution of the board of directors. Currently, the board has fixed the number of directors at 10 members. The board of directors is divided into three classes, with terms expiring at successive annual meetings. In the case of an appointment of a director or if there is a change in the number of directors, the number of directors in each class shall be apportioned as nearly equally as possible. The board has nominated four directors to be elected at the 2007 annual meeting to serve for a three-year term ending with the annual meeting to be held in 2010, until a successor is elected and has qualified, or until his or her earlier death, resignation or removal. Each nominee is currently a director of the Company.

The ages, principal occupations, directorships held and any other information with respect to our nominees and directors, and the classes into which they have been divided, are shown below as of December 1, 2006 except as otherwise noted.

     Nominees for Directors Whose Terms Would Expire at the 2010 Annual Meeting

Frank V. AtLee III Principal Occupation: Retired President, American
__________________________________Cyanamid Company
__________________________________First Became Director: June 2000
__________________________________Age: 66
Chairman of the Board of Monsanto Company, 2000–2003; Interim president and chief executive officer, Monsanto Company, December 2002–May 2003; Chair, Advisory Committee, Arizona Biodesign Institute, Arizona State University, 2002–2004; President of American Cyanamid Company, a major pharmaceutical company, 1993– January 1995; chairman of Cyanamid International, 1993–January 1995. Director: Antigenetics Inc. (Lead) and Nereus Pharmaceuticals, Inc.

Arthur H. Harper Principal Occupation: Managing Partner, GenNx360
__________________________________Capital Partners
__________________________________First Became Director: October 2006
__________________________________Age: 51
Managing Partner, GenNx360 Capital Partners, a private equity firm focused on business to business companies, since 2006; President and Chief Executive Officer, Equipment Services Division, General Electric Corporation, 2002–2005; Executive Vice President, GE Capital Services, General Electric Corporation, 2001–2002. Director: Gannett Co., Inc.

Gwendolyn S. King Principal Occupation: President, Podium Prose, LLC
__________________________________First Became Director: February 2001
__________________________________Age: 66
President, Podium Prose, a speaker’s bureau and speechwriting service founded in 2000; Founding Partner, The Directors’ Council, a corporate board search firm, October 2003–May 2005; Senior Vice President, Corporate and Public Affairs, PECO Energy Company (formerly Philadelphia Electric Company), a diversified utility company, 1992–1998; Commissioner, Social Security Administration, 1989–1992. Director: Lockheed Martin Corporation and Marsh & McLennan Companies, Inc.

Sharon R. Long, Ph.D. Principal Occupation: Professor of Biological
__________________________________Sciences and Dean of the School of Humanities and
__________________________________Sciences, Stanford University
__________________________________First Became Director: February 2002
__________________________________Age: 55
Professor of Biological Sciences, Stanford University, since 1992; Dean of the School of Humanities and Sciences, Stanford University, since September 2001; Investigator of the Howard Hughes Medical Institute, conducting research at Stanford University, 1994–2001.

     Directors Whose Terms Expire at the 2008 Annual Meeting

John W. Bachmann Principal Occupation: Senior Partner, Edward Jones
__________________________________First Became Director: May 2004
__________________________________Age: 68
Senior Partner of Edward Jones, a major financial firm, since 2004; Managing Partner, Edward Jones, 1980–2004. Director: AMR Corporation.

William U. Parfet Principal Occupation: Chairman and Chief
__________________________________Executive Officer, MPI Research, Inc.
__________________________________First Became Director: June 2000
__________________________________Age: 60
Chairman and Chief Executive Officer of MPI Research, Inc., a pre-clinical toxicology research laboratory, since 1999; Co-Chairman of MPI Research, LLC, 1995–1999. Director: Stryker Corporation and Taubman Centers, Inc.

George H. Poste, Ph.D., Principal Occupation: Chief Executive, Health
D.V.M.    __________________________Technology Networks and Director, Arizona
__________________________________Biodesign Institute
__________________________________First Became Director: February 2003
__________________________________Age: 62
Chief Executive of Health Technology Networks, a consulting group specializing in the application of genomics technologies and computing in healthcare, since 1999; Director of the Arizona Biodesign Institute, a combination of research groups at Arizona State University, since May 2003; Chief Science and Technology Officer and Director, SmithKline Beecham, 1992–1999. Director: Exelixis, Inc. and Orchid Cellmark, Inc.

     Directors Whose Terms Expire at the 2009 Annual Meeting

Hugh Grant Principal Occupation: Chairman of the Board,
__________________________________President and Chief Executive Officer, Monsanto
__________________________________Company
__________________________________First Became Director: May 2003
__________________________________Age: 48
Chairman of the Board of Monsanto Company since October 2003; President and Chief Executive Officer of Monsanto Company since May 2003; Executive Vice President and Chief Operating Officer, Monsanto Company, 2000–2003; Co-President, Agricultural Sector, old Monsanto Company, 1998–2000. Director: PPG Industries, Inc.

C. Steven McMillan Principal Occupation: Retired Chairman and Chief
__________________________________Executive Officer, Sara Lee Corporation
__________________________________First Became Director: June 2000
__________________________________Age: 60
Chairman of the Board of Sara Lee Corporation, a global consumer packaged goods company, October 2001–October 2005, Chief Executive Officer of Sara Lee Corporation, July 2000–February 2005; President of Sara Lee Corporation 2000–2004; President and Chief Operating Officer, Sara Lee Corporation, 1997–2000.

Robert J. Stevens Principal Occupation: Chairman of the Board,
__________________________________President and Chief Executive Officer, Lockheed
__________________________________Martin Corporation
__________________________________First Became Director: August 2002
__________________________________Age: 55
Chairman of the Board of Lockheed Martin Corporation, a high technology aerospace and defense company, since April 2005; President and Chief Executive Officer of Lockheed Martin Corporation since August 2004; President and Chief Operating Officer of Lockheed Martin Corporation, October 2000–August 2004; Chief Financial Officer of Lockheed Martin Corporation, 1999–2001; Vice President Strategic Development of Lockheed Martin Corporation, 1998–1999; President and Chief Operating Officer of the former Lockheed Martin Energy and Environmental Sector, 1998–1999. Director: Lockheed Martin Corporation.

     Presiding Director

The Company’s bylaws establish the role of an independent presiding director who is elected by the independent directors. Mr. Stevens currently serves as the presiding director. As presiding director, Mr. Stevens:

  Presides at all meetings of the board at which the chairman is not present;
  Presides at executive sessions of the independent directors;
  Has the authority to call meetings of the board or meetings of the independent directors;
  Approves information sent to the board, meeting agendas for the board and meeting schedules to assure that there is sufficient time for discussion of all agenda items;
  Serves as the liaison between the chairman and the independent directors;
  Is a member of the board’s executive committee;
  Is available to consult with the chairman and chief executive officer about the concerns of the board; and
  Is available to consult with any of the senior executives of the Company as to any concerns that executives might have.

Shareowners and other interested persons may contact Mr. Stevens directly by mail at the Office of the Presiding Director, Monsanto Company, 800 North Lindbergh Boulevard, Mail Stop A3NA, St. Louis, Missouri 63167.

     Shareowner Communication with the Board of Directors

The board of directors has adopted a policy that provides a process for shareowners to send communications to the board. Shareowners may contact the board of directors through our website at http://www.monsanto.com or they may send correspondence to the board of directors at 800 North Lindbergh Boulevard, Mail Stop A3NA, St. Louis, Missouri 63167, c/o David F. Snively, our secretary and general counsel.

     Board Meetings and Committees

During the 2006 fiscal year, the board of directors met six times. All incumbent directors attended 75% or more of the aggregate meetings of the board and of the board committees on which they served during the period in which they held office during the 2006 fiscal year.

The board charter formally encourages directors to attend the annual meeting of shareowners. Last year all of the directors then in office attended the annual meeting of shareowners.

Our board of directors has the following seven committees: (1) executive; (2) people and compensation; (3) audit and finance; (4) nominating and corporate governance; (5) public policy and corporate responsibility; (6) science and technology; and (7) restricted stock grant.

     Board Committee Membership

     Executive Committee

     Members: Messrs. Grant (Chair), Parfet and Stevens

Our executive committee has the powers of our board of directors in directing the management of our business and affairs in the intervals between meetings of our board of directors (except for certain matters otherwise delegated by our board of directors or which by statute, our amended and restated certificate of incorporation or our bylaws are reserved for our entire board of directors). Actions of the executive committee are reported at the next regular meeting of our board of directors. A copy of the executive committee’s written charter is available on our website at http://www.monsanto.com. The executive committee met two times during the 2006 fiscal year and did not take any actions by written consent.

     People and Compensation Committee

     Members: Messrs. McMillan (Chair), Bachmann and Parfet, and Ms. King

Our people and compensation committee is responsible for:

  establishing and reviewing our compensation policy for senior management and ensuring that our senior management is compensated in a manner consistent with that compensation policy;
  establishing and reviewing our overall compensation policy for all our employees and employees of our subsidiaries, other than senior management;
  monitoring our management succession plan;
  reviewing and monitoring our performance as it affects our employees and overall compensation policies for employees other than senior management;
  establishing and reviewing our compensation policy for non-employee directors;
  performing or delegating, reviewing and monitoring all of our settlor functions with respect to each employee pension or welfare benefit plan sponsored by us or any of our subsidiaries; and
  producing an annual report on executive compensation for inclusion in our proxy statement in compliance with, and to the extent required by, the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”).

Pursuant to its charter, our people and compensation committee must be comprised of at least three members of the board of directors who, in the opinion of the board of directors, meet the independence requirements of the NYSE, are “non-employee directors” pursuant to SEC Rule 16b-3 and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). We believe all members of the people and compensation committee meet these requirements. A copy of the people and compensation committee’s written charter is available on our website at http://www.monsanto.com.

Our people and compensation committee has delegated to a committee composed of senior management employees the authority and responsibility to:

  administer and interpret our long-term incentive plans, except with respect to persons subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and officers subject to Internal Revenue Code Section 162(m) (we refer to these officers and employees collectively as “executive officers”), and grant stock options under these plans to persons other than executive officers, to the extent and on terms and conditions specifically authorized by the people and compensation committee;
  review, monitor, approve and administer the Company’s incentive and other compensation plans, compensation strategies and management succession plans for non-officer employees, as well as its general employment policies and strategies;
  perform settlor functions and make other decisions having a net annual cost of not more than $10,000,000 involving our employee pension and welfare benefit plans; and
  appoint the members, and monitor the performance, of the committee that serves as the fiduciary responsible for the management and administration of our employee pension and welfare benefit plans.

The people and compensation committee met four times and took one action by unanimous written consent during the 2006 fiscal year.

     Audit and Finance Committee

     Members: Messrs. Parfet (Chair), AtLee, Bachmann, McMillan and Stevens

The audit and finance committee assists the Company’s board of directors in fulfilling its responsibility to oversee:

  the integrity of the Company’s financial statements;
  the qualifications and independence of our independent registered public accounting firm;
  the performance of our independent registered public accounting firm and internal audit staff; and
  the compliance by the Company with legal and regulatory requirements.

As noted in the “Committee Reports – Report of the Audit and Finance Committee” at page 37, the board of directors believes that all members of the audit and finance committee meet the independence and experience requirements of the listing standards of the NYSE. In addition, our board of directors has determined that each of the members of the audit and finance committee is an “audit committee financial expert” for purposes of the rules of the SEC. The audit and finance committee met eight times during the 2006 fiscal year and did not take any actions by written consent.

For additional information regarding the audit and finance committee, please see “Ratification of Independent Registered Public Accounting Firm (Proxy Item No. 2)” at page 13 and “Committee Reports – Report of the Audit and Finance Committee” at page 37. A copy of the audit and finance committee written charter is attached hereto as Appendix B and is available on our website at http://www.monsanto.com.

     Nominating and Corporate Governance Committee

     Members: Messrs. Stevens (Chair) and McMillan and Ms. King

Our nominating and corporate governance committee identifies and recommends individuals to our board of directors for nomination as members of the board and its committees. Our nominating and corporate governance committee also leads the board of directors in its annual review of the board’s performance, and develops and recommends to the board of directors a set of corporate governance principles for the Company. A complete description of the committee’s responsibilities is set forth in the nominating and corporate governance committee’s written charter. A copy of the charter is available on our website at http://www.monsanto.com.

The nominating and corporate governance committee will consider nominees recommended by shareowners for election to the board provided the names of such nominees, accompanied by relevant biographical information, are submitted in writing to the Secretary of the Company. When evaluating potential director candidates, the committee will take into consideration the qualifications set forth on Attachment B to the board of directors’ charter and corporate governance guidelines, which is attached as Appendix D hereto. The committee will also consider whether potential director candidates will likely satisfy the applicable independence standards for the board, the audit and finance committee, the people and compensation committee and this committee, as set forth in Attachment A to the corporate governance guidelines, which is attached hereto as Appendix C. The committee seeks input from other board members and senior management to identify and evaluate nominees for director and may hire a search firm or other consultant to assist in the process. A third-party search firm was engaged to assist in identifying and evaluating potential candidates for our board of directors.

Pursuant to its charter, all members of the nominating and corporate governance committee must meet the independence requirements contained in the listing standards of the NYSE. We believe all members of the nominating and corporate governance committee meet the current listing standards of the NYSE pertaining to independence. The nominating and corporate governance committee met four times during the 2006 fiscal year and did not take any actions by written consent.

     Public Policy and Corporate Responsibility Committee

     Members: Ms. King (Chair), Drs. Long and Poste and Mr. Harper

Our public policy and corporate responsibility committee reviews and monitors our performance as it affects communities, customers, other key stakeholders and the environment. This committee also reviews issues affecting the acceptance of our products in the marketplace, including issues of agricultural biotechnology, and identifies and investigates significant emerging issues. A copy of the public policy and corporate responsibility committee’s written charter is available on our website at http://www.monsanto.com. The public policy and corporate responsibility committee met four times during the 2006 fiscal year and did not take any actions by written consent.

     Science and Technology Committee

     Members: Drs. Long (Chair) and Poste and Messrs. AtLee and Harper

Our science and technology committee reviews and monitors our science and technology initiatives in areas such as technological programs, research, agricultural biotechnology and information technology. Our science and technology committee also identifies and investigates significant emerging science and technology issues. A copy of the science and technology committee’s written charter is available on our website at http://www. monsanto.com. The science and technology committee met four times during the 2006 fiscal year and did not take any actions by written consent.

     Restricted Stock Grant Committee

     Member: Mr. McMillan

Our restricted stock grant committee has the authority to award grants of restricted stock to all employees except executive officers. The committee determines the awards based upon recommendations by senior management. A copy of the restricted stock grant committee’s written charter is available on our website at http://www.monsanto.com. The restricted stock grant committee did not meet during our 2006 fiscal year, but took seven actions by unanimous written consent.

     Corporate Governance

We maintain a corporate governance page on our website which includes key information about our corporate governance initiatives, including our Board of Directors Charter and Corporate Governance Guidelines, our Code of Business Conduct, our Code of Ethics for the Chief Executive Officer and Senior Financial Officers, and charters for the standing committees of the board of directors. The corporate governance page can be found at http://www.monsanto.com, by clicking on “Who We Are,” and then “Corporate Governance.” Copies of these policies and codes can be obtained by any shareowner upon request by contacting the Office of the General Counsel, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

Our policies and practices reflect corporate governance initiatives that comply with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

  Our board of directors has adopted clear corporate governance policies;
  The charters of the board committees clearly establish their respective roles and responsibilities;
  We have adopted categorical independence standards for determining director independence;
  All members of the audit and finance committee, the people and compensation committee, and the nominating and corporate governance committee are independent;
  The non-management members of the board of directors meet regularly without the presence of management;
  We have a clear code of business conduct and corporate governance applicable to our directors and employees that is monitored by our ethics office and is annually affirmed by our employees;
  We have adopted a code of ethics that applies to our chief executive officer and the senior leadership of our finance department, including our chief financial officer and our controller;
  Our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls, and reports regularly to our audit and finance committee;
  We have established a Global Business Conduct Office with working groups and facilitators in all parts of the world. Our code of business conduct has been translated into more than 20 languages and distributed to our employees;
  We have a guidance line and website operated by an independent service provider that is available worldwide for the receipt of complaints regarding accounting, internal controls and auditing matters, and have in place procedures for the anonymous submission of employee concerns regarding questionable accounting or auditing matters; and
  We have instituted the following methods under which an employee may submit a complaint or question: private post office box; internal toll-free telephone number; and special e-mail mailbox dedicated to business conduct matters.

The board charter requires that not more than two members of the board will fail to meet the criteria for independence established by the NYSE. Based on the board’s categorical independence standards which are attached as Appendix C hereto, the following directors, which constitute nine of the ten directors on the board, are independent pursuant to the rules of the NYSE: Frank V. AtLee III, John W. Bachmann, Arthur H. Harper, Gwendolyn S. King, Sharon R. Long, C. Steven McMillan, William U. Parfet, George H. Poste, and Robert J. Stevens.

     Compensation of Directors — Non-Employee Director Equity Compensation Plan

For the 2006 fiscal year, each of our non-employee directors earned a base retainer, pursuant to the Non-Employee Director Equity Compensation Plan described below (which we refer to in this proxy statement as the “Directors’ Plan”), having an annualized value of $150,000. Additional retainers were also earned pursuant to the Directors’ Plan having the following annualized values: (i) $25,000 by each of the chairs of the audit and finance committee, the people and compensation committee, and the nominating and corporate governance committee; (ii) $15,000 by each of the chairs of the science and technology committee and the public policy and corporate responsibility committee; and (iii) $10,000 by each member of the audit and finance committee (other than the chair of that committee). Half of the aggregate retainer for each director is payable in deferred common stock. The remainder is payable, at the election of each director, in the form of deferred common stock, restricted common stock, current cash and/or deferred cash. The Directors’ Plan provides that a non-employee director will receive a grant of 3,000 shares of restricted stock upon his or her commencement of service as a member of our board of directors.

Deferred Common Stock. Deferred common stock means shares of our common stock that are delivered at a specified time in the future. Under the Directors’ Plan, half of the aggregate annual retainer for each non-employee director is automatically paid in the form of deferred common stock. Earned shares of deferred common stock are credited in the form of hypothetical shares to a stock unit account at the beginning of each plan year and vest in installments as of the last day of each calendar month during the plan year, but only if a director remains a member of the board on that day. All hypothetical shares in each director’s account are credited with dividend equivalents, also in the form of hypothetical shares. No director has voting or investment power over any deferred shares until distributed in accordance with the terms of the Directors’ Plan, generally upon termination of service.

Restricted Stock. The following describes restricted stock granted under the Directors’ Plan for any elective portion of the aggregate annual retainer payable in the form of restricted stock. Restricted stock means shares of our common stock that vest in accordance with specified terms after they are granted. Dividends and other distributions are held in escrow to be delivered with the restricted stock as it vests. Any portions of a non-employee director’s aggregate annual retainer payable in the form of restricted stock vests in installments on the last day of each calendar month during a plan year, but only if the director remains a member of the board on that day. Any restricted stock granted to a non-employee director entitles the director to all rights of a shareowner with respect to common stock for all such shares issued in his or her name, including the right to vote the shares and to receive dividends or other distributions paid or made with respect to any such shares.

Cash/Deferred Cash. Under the Directors’ Plan, any portion of a non-employee director’s aggregate annual retainer not paid in the form of deferred stock or restricted stock will be paid in cash, either monthly during the term or on a deferred basis, as elected by the director. Any deferred cash is credited to a cash account that accrues interest at the average Moody’s Baa Bond Index Rate, as in effect from time to time.

In addition to the compensation described above, non-employee directors, and from time to time, their spouses or guests, are reimbursed for expenses incurred in connection with the non-employee directors’ attendance at board, committee and shareowners meetings, including cost of travel, lodging, food and related expenses. Non-employee directors generally use commercial aircraft or their own transportation, but may on occasion travel on Company aircraft for such meetings. Non-employee directors are also reimbursed for reasonable expenses associated with other business activities related to their service on the board, such as participation in director education programs.

     Compensation Committee Interlocks and Insider Participation

No member of the people and compensation committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the people and compensation committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC. Mr. Parfet is a member of the compensation committee of Stryker Corporation and Ms. King was a member the management development and compensation committee and the stock option subcommittee at Lockheed Martin in 2005.

____________________

Election of Directors (Proxy Item No. 1)

The shareowners are being asked to elect Messrs. AtLee and Harper, Ms. King and Dr. Long to terms ending with the annual meeting to be held in 2010, until a successor is elected and qualified or until his or her earlier death, resignation or removal. The board nominated Messrs. AtLee and Harper, Ms. King and Dr. Long for election at the 2007 Meeting of Shareowners upon the recommendation of the nominating and corporate governance committee. Each nominee is currently a director of the Company. For more information regarding the nominees for director, see “Information Regarding Board of Directors and Committees” beginning on page 3.

The board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ALL OF THE NOMINEES FOR DIRECTOR.
____________________

Ratification of Independent Registered Public Accounting Firm (Proxy Item No. 2)

Our audit and finance committee, pursuant to its charter, has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries, the Company’s effectiveness of internal control over financial reporting and Monsanto management’s assessment of the effectiveness of internal control over financial reporting for our 2007 fiscal year.

While the audit and finance committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the audit and finance committee and our board are requesting, as a matter of policy, that the shareowners ratify the appointment of Deloitte & Touche LLP as the Company’s principal independent registered public accounting firm. The audit and finance committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareowners do not ratify the appointment, the audit and finance committee may investigate the reasons for shareowner rejection and may consider whether to retain Deloitte & Touche LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the audit and finance committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareowners.

A formal statement by representatives of Deloitte & Touche LLP is not planned for the annual meeting. However, Deloitte & Touche LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

During and in connection with its 2006 fiscal year, the Company engaged Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (which we collectively refer to as “Deloitte”) as the Company’s independent registered public accounting firm and to provide other professional services. The table below sets forth an estimate of the fees that the Company expects to be billed for audit services for the 2006 fiscal year, as well as the fees expected to be billed by Deloitte with respect to audit-related, tax and all other services rendered during the 2006 fiscal year. In addition, the table sets forth the fees billed by Deloitte for audit, audit-related, tax and all other services during or in connection with the 2005 fiscal year.

Description of Professional Service	Amount Billed
	Fiscal Year 2006	Fiscal Year 2005
Audit Services – professional services rendered for the audit of the Company’s annual consolidated financial statements, attestation of management’s report on internal control over financial reporting, reviews of the consolidated financial statements included in Form 10-Qs, accounting consultation, consents related to other filings with the SEC, and statutory and regulatory audits required for foreign jurisdictions	$7.3 million	$7.1 million

Audit-related Services – assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audits, due diligence services in connection with mergers and acquisitions, and attest or audit services that are not required	$0.2 million	$1.2 million

Tax Services – professional services for U.S. and foreign tax compliance, such as preparation of tax returns and claims for refund and tax payment and assistance with tax audits and appeals; tax planning, such as assistance with transfer pricing matters; expatriate tax services; and tax advice, such as advice related to mergers and acquisitions and employee benefit plans and requests for rulings or technical advice from taxing authorities	$1.9 million	$1.7 million

All Other Services – expatriate assignment services (non-tax related)	$0.3 million	$0.3 million

The audit and finance committee reviews, considers and ultimately pre-approves, where appropriate, all audit and non-audit engagement services to be performed by the Company’s independent registered public accounting firm. The audit and finance committee has a policy providing for the pre-approval of certain “audit services,” “audit-related services,” “tax services” and “all other services” to be provided by the independent registered public accounting firm and audit services to be provided by any other firm. Please see the above chart for a description of these types of services.

Each year in connection with the audit and finance committee’s approval of the audit engagement plan for the following year, management submits to the audit and finance committee a list of services expected to be provided during that fiscal year, as well as related estimated fees. As appropriate, and after obtaining an understanding of the services, the audit and finance committee then pre-approves under its policy the services, and the related estimated fees, to be provided during the next 12 months or until the next audit engagement is approved by the audit and finance committee. If following the annual pre-approval, it becomes necessary to engage the Company’s independent registered public accounting firm for additional services or fees not pre-approved with the annual proposal, or if the Company needs to engage another firm to provide audit services, the audit and finance committee must specifically pre-approve the additional services and related fees. The chair of the audit and finance committee has the delegated authority to pre-approve the provision of additional services and fees not contemplated by these annual pre-approvals and will communicate any such approvals to the full audit and finance committee. In connection with any pre-approval, the audit and finance committee will consider whether such services are consistent with the rules of the SEC and the Public Company Accounting Oversight Board on auditor independence.

All of the “audit services,” “audit-related services,” “tax services” and “all other services” provided by Deloitte during or in connection with the 2006 fiscal year were pre-approved by the audit and finance committee in accordance with the audit and finance committee’s policy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S PRINCIPAL
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2007 FISCAL YEAR.

____________________

     Shareowner Proposal

Certain shareowners have given notice that they intend to present for action at the annual meeting the proposal set forth below and, if properly presented, the proposal will be voted on at the meeting. The proposal has been carefully considered by the board of directors, which has concluded that its adoption would not be in the best interests of the Company or its shareowners. For the reasons stated after the proposal, the board recommends a vote “AGAINST” the shareowner proposal.

The proposal and supporting statement is presented as received from the shareowners in accordance with the rules of the SEC, and the board of directors and the Company disclaim any responsibility for their content. All references to “we” in the proposal and supporting statement are references to the proponents and not the Company’s other shareowners, the Company or the Company’s board of directors. We will furnish, orally or in writing as requested, the addresses and claimed share ownership positions of the proponents of the shareowner proposal promptly upon written or oral request directed to the Company’s Secretary.

Information regarding the inclusion of proposals in Monsanto’s proxy statement for the Company’s 2008 annual meeting of shareowners can be found on page 40 under “General Information – Shareowner Proposals.”

____________________

Shareowner Proposal (Proxy Item No. 3)

By: The School Sisters of Notre Dame of St. Louis, the General Board of Pension and Health Benefits of the United Methodist Church, the Marianists Province of the United States, the Sinsinawa Dominicans, Inc., the Sisters of the Blessed Sacrament, the Sisters of Charity of Nazareth, and the Sisters of St. Joseph of Carondelet

SEPARATE CEO & CHAIR
Monsanto

RESOLVED: The shareholders of Monsanto request that the Board of Directors establish a policy of, whenever possible, separating the roles of Chairperson and Chief Executive Officer so that an independent director who has not served as an executive officer of the Company serves as Chair of the Board of Directors.

This proposal shall not apply to the extent that complying would necessarily breach any contractual obligations in effect at the time of the 2007 shareholder meeting.

Supporting Statement

The principle of the separation of the roles of Chairperson and Chief Executive Officer is a basic element of sound corporate governance practice. The primary purpose of the Board of Directors is to protect shareholder’s interests by providing independent oversight of management and the CEO. The Board gives strategic direction and guidance to our Company.

Given these different roles and responsibilities, we believe:

  an independent Board Chair - separated from the CEO - is the preferable form of corporate governance.
  it is the role of the Chief Executive Officer and management to run the business of the company.
  an independent Chair and vigorous Board will bring greater focus to ethical imperatives, and be better able to forge solutions for shareholders and consumers.
  separating the roles of Chair and CEO at Monsanto would result in greater independence and accountability which would allow the company to have greater focus and thereby better address issues of environmental and health impacts of the company’s products.

The Board will likely accomplish both roles more effectively by separating the roles of Chair and CEO. An independent Chair will enhance investor confidence in our Company and strengthen the integrity of the Board of Directors.

A number of respected institutions recommend such separation. CalPER’s Corporate Core Principles and Guidelines state: “the independence of a majority of the Board is not enough” and that “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.”

An independent board structure will also help the board address policy issues and other complex issues facing our company, among them:

  reputational risk associated with Monsanto’s products;
  the concern of the investment community with possible “off-balance sheet” liabilities, such as those associated with products that may be harmful to human health and the environment and which could impact long-term shareholder value;
  disputes, within the United States and internationally, regarding the company’s patent rights claims and pricing mechanisms;
  elimination of rBGH from dairy products by some major distributors.

In order to ensure that our Board can provide the, proper strategic direction for our Company with independence and accountability, we urge a vote FOR this resolution.

____________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE FOREGOING
PROPOSAL FOR THE FOLLOWING REASONS:

The board believes that a flexible approach to governance of the board will best serve the interest of shareowners rather than mandating a particular leadership structure. It is the Board’s opinion that it is important that it retain an appropriate degree of discretion to determine if and when the Company will be best served by a chairman who acts in a dual role as chief executive officer, and what other leadership arrangements on the Board will enhance its ability to perform. Our current chairman and chief executive officer, Hugh Grant, has served with distinction, as proven by the Company’s performance under his leadership. In addition, our Presiding Director, Robert J. Stevens, performs a significant role in the governance of the Board, as outlined below. In those positions, they offer the members of the Board effective leadership which serves shareowners well.

Role of the Presiding Director. Mr. Stevens is an independent director who has been elected Presiding Director by the independent directors. In his role as Presiding Director, Mr. Stevens:

  Presides at all meetings of the board at which the chairman is not present;
  Presides at executive sessions of the independent directors;
  Has the authority to call meetings of the board or meetings of the independent directors;
  Approves information sent to the board, meeting agendas for the board and meeting schedules to assure that there is sufficient time for discussion of all agenda items;
  Serves as the liaison between the chairman and the independent directors;
  Is a member of the board’s executive committee;
  May be contacted directly by shareowners as described on page 7 of the proxy statement;
  Is available to consult with the chairman and chief executive officer about the concerns of the board; and
  Is available to consult with any of the senior executives of the Company as to any concerns that executives might have.

Monsanto’s board is structured to promote independence. The Company’s board of directors is composed of 90% independent directors, which is substantially above the majority of independent directors mandated by the New York Stock Exchange. The Company’s audit and finance committee, people and compensation committee and nominating and corporate governance committee are composed solely of independent directors. Committee chairs approve agendas and materials for their committee meetings. Non-management directors meet in executive sessions that are not attended by management in conjunction with each regular board meeting. Each director is an equal participant in decisions made by the full board, and the Presiding Director and the other independent directors communicate regularly with the chief executive officer regarding appropriate board agenda topics and other board-related matters.

Monsanto has established strong and effective corporate governance and board communication practices. The Company has established corporate governance guidelines that are posted on our corporate website at www. monsanto.com. These policies and procedures set out in detail the board’s and its committees’ practices so that shareowners have a transparent view as to how Monsanto’s board works. As described on page 7, the Company has also established procedures that allow shareowners and third-parties to easily communicate directly with our directors by mail and e-mail.

Monsanto’s board is focused on the Company’s corporate governance practices and will continue to reevaluate its policies on an ongoing basis. As part of the board’s ongoing evaluation of its corporate governance practices, the board addressed the role of the Presiding Director when it amended the Company’s Bylaws and Board Charter in June 2006. The board will continue to reexamine its policies on an ongoing basis to ensure that its corporate governance sufficiently meets the Company’s needs.

In view of the Company’s highly independent board, our strong corporate governance practices and the role of our independent Presiding Director, Monsanto’s board believes that the shareowner proposal is unnecessary and would not strengthen the board’s independence or oversight functions. We believe shareowners interests are best served by maintaining the board’s flexibility to decide the appropriate leadership of the board under the prevailing circumstances.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“AGAINST” THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED IF
THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.
____________________

Stock Ownership of Management and Certain Beneficial Owners

Information is set forth below regarding beneficial ownership of our common stock, to the extent known to the Company, by (i) each person who is a director or nominee; (ii) each executive officer named in the Summary Compensation Table on page 18; (iii) all directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of 5% or more of our common stock. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is as of August 31, 2006, except as otherwise noted. The business address for each of the Monsanto directors and officers listed below is c/o Monsanto Company, 800 North Lindbergh Blvd., St. Louis, Missouri 63167.

Name	Shares of Common Stock Owned Directly or Indirectly ‚ƒ	Shares Underlying Options Exercisable Within 60 Days „	Total …
Hugh Grant	292,951	1,064,682	1,357,633
Frank V. AtLee III	68,411	0	68,411
John W. Bachmann	29,672	0	29,672
Arthur H. Harper	1,000	0	1,000
Gwendolyn S. King	28,628	20,000	48,628
Sharon R. Long, Ph.D.	21,832	20,000	41,832
C. Steven McMillan	35,006	0	35,006
William U. Parfet	261,672	20,000	281,672
George H. Poste, D.V.M, Ph.D.	17,092	20,000	37,092
Robert J. Stevens	33,852	20,000	53,852
Charles W. Burson	68,712	71,216	139,928
Carl M. Casale	62,297	77,160	139,457
Terrell K. Crews	66,924	368,124	435,048
Robert T. Fraley, Ph.D.	85,135	128,588	213,723
All directors and executive officers as a group (23 persons)	1,487,364	2,349,415	3,836,779
FMR Corp. †	56,105,180	—	56,105,180



The number of shares of common stock owned directly or indirectly and the number of shares underlying options exercisable within 60 days reflect the Company’s 2-for-1 stock split that was paid on July 28, 2006.

‚

Includes the following shares of deferred common stock deliverable to each non-employee director as compensation under the Directors’ Plan as described beginning on page 11: Mr. AtLee, 53,982; Mr. Bachmann, 15,672; Ms. King, 25,276; Dr. Long, 21,832; Mr. McMillan, 33,006; Mr. Parfet, 31,256; Dr. Poste, 17,092; Mr. Stevens, 23,852; and directors as a group, 221,968. Shares of deferred stock are credited in the form of hypothetical shares to a stock unit account on the first day of the plan year and vest in installments as of the last day of each calendar month during the plan year. Hypothetical shares are credited with dividend equivalents, also in the form of hypothetical shares. No director has voting or investment power of such shares until distributed in accordance with the terms of the Directors’ Plan, generally upon termination of service.

ƒ

Includes the indicated number of shares of Company common stock beneficially owned by the following individuals under the Monsanto Company Savings and Investment Plan: Mr. Grant, 4,815; Mr. Burson, 3,610; Mr. Casale, 442; Mr. Crews, 6,018; Dr. Fraley, 8,609; and executive officers as a group, 85,875. Excludes the indicated number of hypothetical shares of Company common stock credited to a bookkeeping account as deferred compensation in the name of the following individuals under the Monsanto Company ERISA Parity Savings and Investment Plan: Mr. Grant, 29,941; Mr. Burson, 8,414; Mr. Casale, 1,780; Mr. Crews, 9,436; Dr. Fraley, 13,470; and executive officers as a group, 102,348. Excludes the number of hypothetical shares of Monsanto Company common stock credited to a bookkeeping account as deferred compensation in the name of the following individuals under the Company Deferred Payment Plan: Mr. Crews, 1,806; and executive officers as a group, 13,704. Also excludes the number of restricted stock units credited to a bookkeeping account as deferred shares in the name of the following individuals in accordance with the terms and conditions of the Fiscal Year 2004 Restricted Stock Unit grant under the Monsanto Company Long-Term Incentive Plan (which we refer to in this proxy statement as the “2000 Long-Term Incentive Plan”): Mr. Grant, 68,640; Mr. Crews, 23,360; and executive officers as a group, 119,120.

„

The SEC deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. For purposes of this table, the Company has used January 30, 2007 as the cut-off date, which is 60 days after December 1, 2006. The shares indicated represent shares underlying stock options granted under the 2000 Long-Term Incentive Plan. The shares underlying options cannot be voted.

…

The percentage of shares of outstanding common stock of the Company, including options exercisable within 60 days after December 1, 2006, beneficially owned by any director or executive officer does not exceed 1%. The percentage of shares of outstanding common stock of the Company, including options exercisable within 60 days after December 1, 2006, beneficially owned by all directors and executive officers as a group is 0.7%.

†

Information is based on a Schedule 13G filed with the SEC on February 14, 2006, filed by FMR Corp. and its affiliates in their capacity as investment advisors. FMR Corp.’s shares represent 10.3% of our outstanding common stock. FMR Corp.’s business address is 82 Devonshire Street, Boston, MA 02109. An affiliate of FMR Corp., Fidelity Investments Institutional Services Company, Inc. (“Fidelity”), acts as the third-party administrator for various plans of the Company and its subsidiaries, including certain pension plans, 401(k) plans and health and welfare benefit plans. In exchange for such administrative services, Fidelity received fees totaling approximately $6 million in fiscal year 2006. In addition, Fidelity Management Trust Company, an affiliate of FMR Corp., is the investment manager for certain mutual funds in the 401(k) plans of certain of the Company’s subsidiaries. Fidelity Management Trust Company is compensated for its investment management services by the mutual funds through customary investment management fees. The administrative and investment management fee rates for fiscal year 2007 are expected to be the same or similar to the rates in fiscal year 2006.

Executive Compensation

    Summary Compensation Table

The following table sets forth information with respect to the compensation received for services rendered to the Company for the periods indicated by our chairman, president and chief executive officer, and for each of the other four most highly compensated executive officers of the Company for the 2006 fiscal year from September 1, 2005 to August 31, 2006 (we refer to these five individuals as the “Named Executive Officers”).

							Long-Term Compensation
		Annual Compensation					Awards		Payouts
						Other	Restricted	Securities		All
						Annual	Stock	Underlying	LTIP	Other
						Compensation	Awards	Options	Payouts	Compensation
	Year	Salary($)	Bonus($) ‚			($) ƒ	($) „	(#)…	($)†	($) ‡
Hugh Grant	2006	1,087,500		1,958,000		65,518	—	336,920	3,224,707	268,125
Chairman of the Board,	2005	1,037,115		2,205,000		105,550	—	450,620	—	222,180
President and Chief	2004	937,500		1,200,000		88,268	—	308,940	—	129,999
Executive Officer
Charles W. Burson	2006	460,096		485,000		—	—	52,960	531,814	82,533
Special Assistant and	2005	455,396		625,000		—	—	74,360	—	73,772
Counsel to the Chief	2004	444,846		320,000		—	—	50,980	—	52,394
Executive Officerˆ
Carl M. Casale	2006	485,192		605,000		—	—	96,280	967,788	75,406
Executive Vice President,	2005	468,423		600,000		—	—	135,200	—	62,239
North America Commercial	2004	433,077		325,700		—	—	92,680	—	45,825
Terrell K. Crews	2006	505,269		600,000		138	—	109,100	1,097,453	89,882
Executive Vice President and	2005	488,500		675,000		—	—	153,220	—	80,454
Chief Financial Officer	2004	456,923	ˆ	340,000	‰	—	—	105,040	—	56,186
Robert T. Fraley, Ph.D.	2006	523,673		650,000		3,304	—	160,440	1,612,354	103,145
Executive Vice President and	2005	511,904		740,000		—	—	225,320	—	89,304
Chief Technology Officer	2004	492,308		415,000		—	—	154,480	—	61,225

	Compensation information for each of the years shown above in the Summary Compensation Table is presented on a fiscal-year basis (September 1 through August 31).

‚

In July 2003, the board amended the Company’s bylaws to change from a calendar year-end to a fiscal year ending August 31. As a result, the Company had an eight-month transition period from January 1, 2003 to August 31, 2003. The people and compensation committee determined that the Company would not truncate the calendar year 2003 Annual Incentive Plan performance year since goals and measurements for the 2003 calendar year performance period had already been established and performance was underway when the decision was made to change the Company’s year end. Instead, the committee approved an eight-month annual incentive plan transition performance period from January 1, 2004 through August 31, 2004 so that commencing September 1, 2004 the annual incentive plan performance period and the Company’s fiscal year would coincide.

Amounts reported above for 2006 and 2005 represent annual incentive awards earned for the performance period that coincides with the 2006 and 2005 fiscal years, which were paid in November 2006 and November 2005, respectively. In addition, for Mr. Burson and Mr. Crews, the amounts reported for 2005 include a special cash bonus of $75,000 each that was in addition to the annual incentive payment under the Company’s 2005 Annual Incentive Plan. The amounts reported above for 2004 represent bonuses earned for performance during the eight-month incentive plan transition performance period from January 1, 2004 through August 31, 2004, which were paid in November 2004.

ƒ

Amounts in this column include interest earned under the Company’s Deferred Payment Plan (which is set at the average Moody’s Baa Bond Index Rate in effect during the prior calendar year) to the extent that it exceeds 120% of the applicable federal long-term rate for the following individuals: Mr. Crews $138 and Dr. Fraley $3,304. Except as described in the immediately preceding sentence, the amounts in this column do not include aggregate earnings on non-qualified deferred compensation under the Company’s plans for the following individuals: Mr. Grant $603,938; Mr. Burson $165,534; Mr. Casale $43,168; Mr. Crews $192,088; and Dr. Fraley $359,463. Applicable regulations set reporting thresholds for certain non-cash compensation if the aggregate amount is in excess of the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officers. The 2006 amount shown for Mr. Grant includes perquisites of $58,552 and income tax reimbursement as follows: incremental cost to the Company for personal use of corporate aircraft ($41,340), club dues ($11,480) and reimbursement for personal income taxes attributable to such amount, an annual executive physical examination, home security expense, and personal transportation cost. The 2005 amount shown for Mr. Grant represents perquisites in the amount of $105,550, which includes the incremental cost to the Company of $80,801 for personal use of corporate aircraft. For security reasons, the board of directors requires Mr. Grant to use Company aircraft for both business and personal flights. Mr. Grant is taxed on the imputed income attributable to personal use of Company aircraft and does not receive tax assistance from the Company with respect to such amounts. The incremental cost of Company aircraft used for a nonbusiness flight is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return flight. Fixed costs that do not vary based upon usage are not included in the calculation of direct operating cost. For Mr. Grant, the 2004 amount shown represents perquisites in the amount of $88,268, which includes an initiation fee of $50,000 to the Bogey Club in St. Louis, Missouri and reimbursement to Mr. Grant of income taxes in the amount of $26,358 with respect to that amount. Mr. Grant has used the club for business-related purposes.

„

Mr. Burson was granted 20,000 restricted shares (40,000 adjusted for the Company’s 2-for-1 stock split that was paid on July 28, 2006, which we refer to as “split-adjusted”) under the 2000 Long-Term Incentive Plan on September 18, 2002. The closing price per share of the Company’s common stock on that date was $16.02 ($8.01 split-adjusted). These shares vested on September 19, 2005. These 20,000 shares (40,000 split-adjusted) had a value of $1,248,200 upon vesting, using the closing price per share on September 19, 2005 of $62.41 ($31.205 split-adjusted). Mr. Burson was granted 10,000 restricted shares (20,000 split-adjusted) under the 2000 Long-Term Incentive Plan on April 9, 2001. The closing price per share price of the Company’s common stock on that date was $35.99 ($17.995 split-adjusted). These shares vested one-fifth on each of the anniversary dates after the grant. The remaining 2,000 shares (4,000 split-adjusted) vested on April 10, 2006. These 2,000 shares (4,000 split-adjusted) had a value of $171,240 upon vesting, using the closing price per share on April 10, 2006 of $85.62 per share ($42.81 split-adjusted). Dividends were paid to Mr. Burson on these restricted shares during the vesting period. Total dividend payments during fiscal year 2006 were $1,140.

Mr. Crews was granted 6,000 restricted shares (12,000 split-adjusted) under the 2000 Long-Term Incentive Plan on June 17, 2003. The closing per share price of the Company’s common stock on that date was $22.36 ($11.18 split-adjusted). These shares vested in full on June 19, 2006. These 6,000 shares (12,000 split-adjusted) had a value of $457,440 upon vesting, using the closing price per share on June 19, 2006 of $76.24 per share ($38.12 split-adjusted). Dividends were paid to Mr. Crews on these restricted shares during the vesting period. Total dividend payments during fiscal year 2006 were $3,420.

…	The number of securities underlying options have been adjusted to reflect the Company’s 2-for-1 stock split that was paid on July 28, 2006.

†

Amounts in this column reflect the August 31, 2006 vesting of performance-based restricted stock units that were granted on February 27, 2004. Messrs. Grant and Crews have elected to defer delivery of their units until retirement.

‡

Amounts in this column reflect the sum of employer contributions or allocations to the Company Savings and Investment Plan, a tax-qualified plan under the Code, and the Company ERISA Parity Savings and Investment Plan, a non-qualified plan.

ˆ

During the 2006 fiscal year, Mr. Burson served as Executive Vice President, Secretary and General Counsel. Mr. Burson will serve as Special Assistant and Counsel to the Chief Executive Officer through his retirement from the Company on December 31, 2006.

‰

Pursuant to the provisions of the Company Deferred Payment Plan, Mr. Crews elected to defer $60,000 of the bonus amount earned during the January 1– August 31, 2004 performance period until the first January or July occurring at least six months after his retirement or other termination of employment. The remaining portion of the bonus amount was paid to Mr. Crews in November 2004. Under the terms of the plan, Mr. Crews also elected that: (i) 40% of the deferred amount be credited to a cash account that accumulates interest equivalents, credited monthly, at an annually-adjusted rate equal to the average yield of the Moody’s Baa Bond Index for the prior calendar year, and (ii) 60% of the deferred amount be converted to hypothetical shares of Company common stock and credited to a stock unit account, the number of hypothetical shares being equal to the designated deferred amount, divided by the average of the fair market value (the average of the highest and lowest price per-share sales price for shares of the Company’s common stock during normal business hours on the NYSE for the trading date immediately preceeding the measurement date) of one share of Company common stock on each of the ten consecutive trading days ending on the trading day immediately preceding the date the deferred award was credited to the stock unit account. Accordingly, 846 hypothetical shares (1,692 split-adjusted) of Company common stock were credited to Mr. Crews’ stock unit account as of November 12, 2004, based upon the average fair market value (determined in accordance with the procedure described above) of $42.537 ($21.2685 split-adjusted). Under the terms of the plan, the hypothetical shares of stock credited to Mr. Crews’ stock unit account will earn dividend equivalents, the cash value of which will be credited to his cash account.

     Option Grants in the 2006 Fiscal Year

The following table sets forth certain information regarding awards of Company stock options to the Named Executive Officers during the 2006 fiscal year. All of these awards were granted during the period from September 1, 2005 through August 31, 2006. No stock appreciation rights were granted to such persons during the 2006 fiscal year.

Individual Grants					Grant Date Value
Name/Date of Grant	Number of Securities Underlying Options Granted (#)‚ƒ	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share) ‚„	Expiration Date	Grant Date Present Value$…
Hugh Grant
October 28, 2005	336,920	5.62%	$29.2175	October 27, 2015	$3,185,579
Charles W. Burson
October 28, 2005	52,960	0.88%	$29.2175	October 27, 2015	$500,737
Carl M. Casale
October 28, 2005	96,280	1.61%	$29.2175	October 27, 2015	$910,327
Terrell K. Crews
October 28, 2005	109,100	1.82%	$29.2175	October 27, 2015	$1,031,541
Robert T. Fraley, Ph.D.
October 28, 2005	160,440	2.68%	$29.2175	October 27, 2015	$1,516,960



The options were granted under the 2000 Long-Term Incentive Plan. Options were granted at 100% of the fair market value of Company common stock on the date of grant. Fair market value means the average of the highest and lowest per-share sales prices for the shares of the Company’s common stock during normal business hours on the NYSE for the trading date immediately preceding the option grant date. The term of these options may not exceed 10 years, and may be shorter as a result of a participant’s death or termination of service. One-third of the options became exercisable on November 15, 2006 and one-third of the options become exercisable on each of November 15, 2007 and November 15, 2008. The options will vest in full if we undergo a change of control (as defined in the 2000 Long-Term Incentive Plan). Such accelerated vesting could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. If so, the participant would generally be entitled to be made whole for such excise tax under our excess parachute tax indemnity plan, and we would not be able to deduct the excess parachute payments or any such indemnity payments.

‚	The number of securities underlying options granted and the exercise price per share have been adjusted to reflect the Company’s 2-for-1 stock split that was paid on July 28, 2006.

ƒ

The amounts in this column do not reflect option grants to the following individuals under the 2000 Long-Term Incentive Plan on October 26, 2006, at an exercise price per share of $44.06: Mr. Grant, 248,960; Mr. Casale, 63,840; Mr. Crews, 72,350; and Dr. Fraley, 106,390. The options were granted at 100% of the fair market value of Company common stock on the date of grant upon substantially the same terms and conditions as described in Note 1 above, except that: (i) that that fair market value for the October 26, 2006 grant means the closing price for shares of the Company’s common stock during normal business hours on the NYSE for the date of the option grant, and (ii) one-third of the options become exercisable on each of November 15, 2007; November 15, 2008; and November 15, 2009.

„

The participants are allowed to pay the exercise price in cash, by delivering shares of Company common stock or by any other method designated by the people and compensation committee at the time of grant.

…

Amounts shown in this column are calculated based on the fair market value of the options at grant date as estimated using a lattice-binomial model ($9.455 per option). A lattice binomial model requires the use of extensive actual employee exercise behavior data and a number of complex assumptions including volatility, risk-free interest rate and expected dividends. Expected volatilities used in the model are based on implied volatilities from traded options on the Company's stock and historical volatility of the Company's stock price. The expected life represents the weighted-average period the stock options are expected to remain outstanding and is a derived output of the model. The lattice-binomial model incorporates exercise and post-vesting forfeiture assumptions based on an analysis of historical data. Assumptions used to calculate the fair value were volatility of 33.2%, risk free rate of 4.4%, expected dividend yield of 1.1% and expected life of 5.9 years.

Aggregated Option Exercises in the 2006 Fiscal Year and Option Values on August 31, 2006

The following table presents information for options exercised by each of the Named Executive Officers during the 2006 fiscal year and the number and value of the remaining options (as if such options were vested and exercisable) held by those executive officers at the end of the 2006 fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at August 31, 2006 (#) Exercisable / Unexercisable‚ƒ	Value of Unexercised In-the-Money Options at August 31, 2006 ($) Exercisable /Unexercisable „
Hugh Grant	236,000	8,000,331	802,168 / 740,312	26,778,588 / 17,151,579
Charles W. Burson	180,000	5,760,255	28,776 / 119,524	776,786 / 2,782,905
Carl M. Casale	292,696	8,761,245	0 / 217,304	0 / 5,059,581
Terrell K. Crews	184,460	5,916,025	280,682 / 246,258	9,660,612 / 5,733,819
Robert T. Fraley, Ph.D.	274,094	7,486,112	2 / 362,144	53 / 8,432,110

	The number of shares acquired on exercise has been adjusted to reflect the Company’s 2-for-1 stock split that was paid on July 28, 2006.

‚

The options were granted under the 2000 Long-Term Incentive Plan. Options were granted at 100% of the fair market value on the date of grant and vest in varying increments at specified periods. The term of these options may not exceed 10 years and may be shorter as a result of a participant’s death or termination of service. The options will vest in full if we undergo a change of control (as defined in the 2000 Long-Term Incentive Plan). Such accelerated vesting could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. If so, the participant would generally be entitled to be made whole for such excise tax under our excess parachute tax indemnity plan, and we would not be able to deduct the excess parachute payments or any such indemnity payments.

ƒ

The participants are allowed to pay the exercise price in cash, by delivering shares of our common stock or by any other method designated by the people and compensation committee at the time of grant.

„	Amounts in this column are calculated by: (A) determining the difference between (1) $47.16, which was the average of the high and low trading prices per share of the Company’s common stock on August 31, 2006, and (2) the exercise price of the option; and (B) multiplying such difference by the total number of shares under option.

     Long-Term Incentive Plan Awards in 2006 Fiscal Year

The following table presents the performance-based restricted stock units granted during our 2006 fiscal year to each of the Named Executive Officers.

Name	Number of Units	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plan
			Threshold (#)	Target ( #)‚ƒ„	Maximum (#)
Hugh Grant	37,440	8/31/08	18,720	37,440	74,880
Charles W. Burson	5,900	8/31/08	2,950	5,900	11,800
Carl M. Casale	10,700	8/31/08	5,350	10,700	21,400
Terrell K. Crews	12,140	8/31/08	6,070	12,140	24,280
Robert T. Fraley, Ph.D.	17,840	8/31/08	8,920	17,840	35,680



The number of units and the estimated future payouts under the non-stock price-based plan (threshold, target, and maximum) for grants occurring before July 28, 2006 in this table and accompanying footnotes have been adjusted to reflect the Company’s 2-for-1 stock split that was paid on July 28, 2006.

‚

The target number of performance-based restricted stock units shown above were granted on October 28, 2005, with vesting subject to (i) the Company’s attainment of specified performance criteria relating to cumulative earnings per share, return on capital and cash flow goals during the designated performance period (September 1, 2005–August 31, 2007), and (ii) the executive’s continued employment during the designated service period (September 1, 2005–August 31, 2008). The fair market value of one share of our common stock was $29.2175 on the grant date. The executive will be eligible to vest between zero and twice the target number of units, depending on the Company’s performance against goals. If some or all of the units become eligible for vesting, and the executive then meets an additional one-year service requirement, he or she will receive a corresponding number of shares of stock upon settlement of his units. The executives receive dividend equivalent payments on their units. Units are generally settled by delivery of shares at the time they vest, except to the extent the executive elects to defer delivery. See “Committee Reports — Report of the People and Compensation Committee on Executive Compensation — Long-Term Incentive Program” on page 31.

ƒ

The amounts in the column do not reflect grants of a target number of performance-based restricted stock units under the 2000 Long-Term Incentive Plan on October 26, 2006, to the following individuals: Mr. Grant, 33,200; Mr. Casale, 8,520; Mr. Crews, 9,650; and Dr. Fraley, 14,190. The fair market value of one share of our common stock was $44.06 on the grant date. The grants were upon substantially the same terms and conditions described in Note 1 above, except that the designated performance period is September 1, 2006–August 31, 2008 and the designated service period is September 1, 2006–August 31, 2009.

„

On October 23, 2006, after evaluating the Company’s performance with respect to the financial goals of the performance-based restricted stock unit awards granted to the executive officers in October 2004, the people and compensation committee determined that based on the Company’s outstanding performance during the performance period, 200% of each executive’s target-level award would be made available for vesting, subject to the additional service requirements. Accordingly, the number of restricted stock units from the October 2004 grant that are available for vesting for each of the named executive officers, subject to the additional service requirements, are as follows: Mr. Grant, 100,160; Mr. Burson, 16,560; Mr. Casale, 30,080; Mr. Crews, 34,080; and Dr. Fraley, 50,080.

     Pension Plans

The Named Executive Officers (as well as our other U.S. employees) are eligible for retirement benefits payable under our tax-qualified and non-qualified defined benefit pension plans. The Former Monsanto tax-qualified defined benefit pension plan in the United States had been sponsored by Pharmacia (see “Information Regarding Our Formation” on page 1) through December 31, 2001, and we were a participating employer in the plan through that date. Effective as of January 1, 2002, pursuant to the Employee Benefits and Compensation Allocation Agreement between us and Pharmacia, as amended, the Former Monsanto U.S. tax-qualified defined benefit pension plan was split into two tax-qualified defined benefit pension plans: one covering our employees and certain former employees allocated to us, and one covering those Pharmacia employees and former employees who had been covered under the Former Monsanto plan prior to January 1, 2002. Also effective January 1, 2002, sponsorship of the Former Monsanto plan (the portion of the divided plan that covered our employees and certain former employees allocated to us) was transferred to and assumed by us, and the trust under the Former Monsanto plan was converted into a master trust that held the assets of both our plan and

Pharmacia’s plan. Also effective as of January 1, 2002, we established our own non-qualified defined benefit pension plans in the U.S. and all liabilities under the non-qualified defined benefit pension plans sponsored by Pharmacia relating to the Named Executive Officers (as well as our other employees) through that date were transferred to our plans. As of August 1, 2002, the master trust was separated into two trusts: one under the Monsanto tax-qualified defined benefit plan and one under the Pharmacia tax-qualified defined benefit plan. The disclosure that follows reflects the status of the Monsanto defined benefit pension plans as of the end of the 2006 fiscal year.

Effective January 1, 1997, the Former Monsanto U.S. defined benefit pension plan was amended. The Former Monsanto non-qualified pension plans providing benefits to executives that could not be provided under the Former Monsanto qualified plan because of limitations under federal tax law was similarly amended. The amended Former Monsanto defined benefit pension plans each consisted of two accounts: a “prior plan account” and a “cash balance account.”

The opening balance of the prior plan account was the lump sum value of the executive’s December 31, 1996 monthly retirement benefit earned at Former Monsanto prior to January 1, 1997 under the old defined benefit pension plan described below, calculated using the assumption that the monthly benefit would be payable at age 55 with no reduction for early payment. The formula used to calculate the opening balance for employment with Former Monsanto was the greater of 1.4% (1.2% for employees hired by Former Monsanto on or after April 1, 1986) of average final compensation multiplied by years of service, without reduction for Social Security or other offset amounts, or 1.5% of average final compensation multiplied by years of service, less a 50% Social Security offset. Average final compensation for purposes of determining the opening balance was the greater of (1) average compensation received during the 36 months of employment prior to 1997 or (2) average compensation received during the highest three of the five calendar years of employment prior to 1997.

For each year of the executive’s continued employment with Former Monsanto, Pharmacia or us after 1996, the executive’s prior plan account is increased by 4% to recognize that prior plan benefits would have grown as a result of pay increases.

For each year that the executive is employed by Former Monsanto, Pharmacia or us after 1996, 3% of annual compensation in excess of the Social Security wage base and a percentage (based on age) of annual compensation (salary and annual bonus) is credited to the cash balance account. The applicable percentages and age ranges are: 3% before age 30, 4% for ages 30 to 39, 5% for ages 40 to 44, 6% for ages 45 to 49, and 7% for age 50 and over. In addition, the cash balance account of executives who earned benefits under Former Monsanto’s old defined benefit pension plan will be credited each year, during which the executive is employed after 1996 (for up to 10 years based on prior years of service with Former Monsanto or Pharmacia), with an amount equal to a percentage (based on age) of annual compensation. The applicable percentages and age ranges are: 2% before age 30, 3% for ages 30 to 39, 4% for ages 40 to 44, 5% for ages 45 to 49, and 6% for age 50 and over.

In addition to the retirement benefits for Mr. Grant based on his years of service as our employee in the United States, Mr. Grant is also eligible for regular retirement benefits based on his years of service as our employee outside the United States in the United Kingdom. In addition, Mr. Grant participates in our regular, non-qualified pension plan designed to protect retirement benefits for employees serving in more than one country.

Mr. Burson has an individual supplemental retirement arrangement with us under which he is entitled to a supplemental retirement benefit, subject to certain vesting and other conditions. The amount of the benefit is credited to a notational bookkeeping account and is equal to two and one-half times the sum of the contribution credits to his accounts under our tax-qualified and non-qualified defined benefit plans, plus interest credits on the balance of the account credited in the same manner as are interest credits under our tax-qualified defined benefit plan.

The estimated annual benefits payable under our United States tax-qualified and non-qualified defined benefit plans to the Named Executive Officers as a single life annuity beginning at age 65 (assuming that each Named Executive Officer remains employed by us until age 65 and receives 4% annual compensation increases) are as follows: Mr. Grant, $996,095; Mr. Burson, $180,331; Mr. Casale, $661,034; Mr. Crews, $514,188; and Dr. Fraley, $593,064. The estimated annual benefit payable to Mr. Grant as a single life annuity beginning at age 65 under the non-qualified pension plan for employees serving in more than one country is $794,641. When the United Kingdom pension benefits of $71,802 are included for Mr. Grant, his total estimated annual benefit payable as a single life annuity beginning at age 65 is $1,862,538.

Change-of-Control Agreements

We have entered into change-of-control employment agreements with a number of key executives including our Named Executive Officers. Our people and compensation committee reviews eligibility with respect to the agreements at least annually. If a change of control of Monsanto occurs during the term of an agreement, then the agreement becomes operative for a fixed period.

Historically, these agreements have had terms ending on June 30 of each year, which terms were subject to automatic extension one year at a time unless we gave the executive a notice that no extension would occur. However, in response to the enactment of a new tax law, Internal Revenue Code Section 409A, which will require certain changes to the agreements, the agreements were amended so that:

  all change-of-control agreements currently in effect will expire as of August 31, 2007, if no change of control has occurred;
  it is clarified that the payment related to excise taxes described below does not cover any taxes or penalties imposed by Internal Revenue Code Section 409A; and
  if a change of control occurs on or before August 31, 2007, the agreements will become operative for the applicable fixed period, but may be further amended without consent by the executive, as the board deems necessary to comply with new tax law, as long as there is no substantial reduction in the benefits or adverse effect on the rights of the executive.

Our people and compensation committee intends to review the agreements before August 31, 2007, in light of then-current practices and the new tax law and the Internal Revenue Service’s final regulations thereunder. After making this review, the committee will determine whether to enter into new change-of-control agreements, on the same or other terms and conditions, and will select the executives to whom such agreements, if any, will be offered.

Generally, under the agreements now in effect, a change of control is defined to include:

  The acquisition by any person or group of 20% or more of the combined voting power of the Company (excluding acquisitions from or by the Company, any subsidiary or Company employee benefit plan and certain business combinations in which generally substantially all of the beneficial owners of the Company’s voting power own more than 60% of the combined voting securities of the resulting corporation, in substantially the same proportion as prior to the combination, no one has 20% of the voting power as a result of the combination and at least a majority of the board of directors of the resulting company were members of the incumbent board);
  Individuals constituting our board of directors at the time of our initial public offering (“incumbent directors”) generally cease to constitute at least a majority of our board, provided that any subsequent director whose election or nomination was approved by a majority of the incumbent directors shall be considered to be an incumbent director;
  Certain mergers, consolidations, sales of assets or other business combinations occur except as described in the first bullet above; or
  Our shareowners approve a complete liquidation or dissolution of the Company.

The agreements provide generally that the Named Executive Officer’s terms and conditions of employment, including position, location, compensation and benefits, will not be adversely changed during the three-year period after such a change of control. If, during this three-year period, we terminate the executive’s employment other than for cause, death or disability, or the executive terminates for good reason, or if we terminate the executive’s employment without cause in connection with or in anticipation of a change of control, the executive is generally entitled to receive:

  a specified multiple of the executive’s annual base salary plus an annual bonus amount and an amount to reflect our employer matching contributions under various savings plans;
  accrued but unpaid compensation;

  continued welfare benefits for a specified number of years;
  a lump sum payment having an actuarial present value equal to the additional retirement plan benefits the executive would have received if he or she had continued to be employed by us for a specified number of years;
  if the executive has reached age 50 at the conclusion of a specified number of years following employment termination, receipt of lifetime retiree medical benefits (to the extent applicable); and
  outplacement benefits.

In addition, the executive is generally entitled to receive a payment in an amount sufficient to make him or her whole for any federal excise tax on excess parachute payments.

The specified multiple and the specified number of years is three for each of the Named Executive Officers.

     Excess Parachute Tax Indemnity Plan

We have adopted the Excess Parachute Tax Indemnity Plan, which provides that if any of our non-employee directors or any of our employees who is not a party to a change-of-control employment agreement described above is subject to the federal tax on excess parachute payments received in connection with a change of control, we generally will pay him or her an amount to make him or her whole for the tax, and will pay any legal fees he or she may incur to enforce his or her rights under the plan or in connection with any Internal Revenue Service audit related to the excise tax.

Committee Reports

     Report of the People and Compensation Committee on Executive Compensation

The people and compensation committee (“Committee”) is responsible for, among other things, the establishment and review of our compensation policies and programs for the Company’s executive officers and ensuring that executive officers of the Company are compensated in a manner consistent with the compensation policy. It also monitors the Company’s executive succession plan, and reviews and monitors the Company’s performance as it affects the Company’s employees and the overall compensation policies for the Company’s employees.

Under the terms of its charter, the Committee is required to consist of three or more members of the board of directors who meet the independence requirements of the NYSE, are “non-employee directors” pursuant to SEC Rule 16b-3, and are “outside directors” for purposes of Code Section 162(m).

The overall objectives are to develop compensation policies and practices that:

  align management’s interests with the long-term interests of shareowners;
  encourage employees to behave like owners of the business and reward them when shareowner value is created;
  provide reward systems that are simple, credible and common across the organization;
  promote creativity, innovation and calculated risk-taking to achieve outstanding business results;
  encourage employees to continually improve their capabilities to deliver business results;
  reward for results rather than on the basis of seniority, tenure, or other entitlement; and
  make the Company a great place to work that values diversity and inclusiveness in order to attract and retain world-class employees at all levels around the globe.

People and Compensation Committee Agendas

Given the importance of executive compensation decisions, the Committee takes great care in planning its agendas to ensure a thorough and thoughtful decision process. Committee agendas for the year are reviewed in advance to ensure that ample time has been allocated to consider and review alternatives before making decisions. Typically, information regarding strategic decisions is presented to the Committee at one meeting and the decision is not made until the following meeting. This allows time for any follow-up to questions from Committee members in advance of the final decision. Additional items are included as necessary to address current issues. Since 2002, the Committee has engaged an outside independent consultant from Frederic

W. Cook & Co., Inc. to provide advice and counsel to the Committee. At the direction of the Committee, management provides all Committee materials to the independent consultant and discusses all recommendations and Committee materials with the consultant in advance of each Committee meeting or other Committee communication. The independent consultant then makes a report to the Chair of the Committee with regards to the material being presented to the Committee, specifically identifying any issues or concerns. Further, the independent consultant participates in at least one Committee meeting per year, focusing discussion on executive compensation strategy, trends and governance. Management does not engage Frederic W. Cook & Co. Inc. in projects without prior consent of the Committee. With support of the Committee, management periodically engages Towers Perrin to provide calculations, recommendations or market data, as described below.

The compensation programs for fiscal years 2006 and 2007 were considered and acted upon by the Committee at its meetings over a 14-month period, as follows:

August 2005: For fiscal year 2006: determine the appropriate form and mix of long-term incentive opportunities (stock options and performance-based restricted stock units for the twelve executive officers, including the Named Executive Officers, who comprise the Company’s Executive Team, and stock options for other management employees); and approve the key terms and conditions of annual and long-term incentive opportunities, including the performance goals intended to ensure that compensation is exempt from the deduction limitations imposed by Code Section 162(m) and other performance goals.

October 2005: For fiscal year 2006: approve individual grants of stock options and performance-based restricted stock units, individual base pay increases and target opportunities under the Company’s Annual Incentive Plan for members of the Executive Team and other executive officers; and approve overall stock option guidelines and grants for management employees.

April 2006: Review stock ownership of directors, executive officers and other affected management; review any executive officer perquisites; review projected cost estimates for the Company’s change of control agreement program; discuss with consultants from Towers Perrin the development of a proposed new comparator group for executive pay decisions and impact on pay; review overall people strategy progress of the Company; evaluate Committee performance against its Charter; monitor compliance of compensation and benefit programs with the applicable provisions of the Sarbanes-Oxley Act; and review management succession plans with the full board of directors.

June 2006: Review diversity progress of the Company; review delegations of authority covering certain compensation and other employee benefit matters from the Committee to the Company’s Internal People Committee, a committee comprised of Mr. Grant and four other members of the Company’s Executive Team; review the Committee Charter and recommend changes to the board of directors; discuss compensation trends and plans with independent outside consultant from Frederic W. Cook and Co., Inc.; discuss rewards strategy for the next fiscal year; approve necessary plan changes and adjustments to outstanding equity awards and to shares available for future grant to reflect the Company’s contemplated two-for-one stock split in the form of a stock dividend; review total compensation tally sheets for executive officers in preparation for upcoming compensation decisions. (See below for a discussion of the contents of these tally sheets.)

August 2006: For fiscal year 2006: review of preliminary fiscal year 2006 performance against goals of the Company’s fiscal year 2006 Annual Incentive Plan and performance-based restricted stock unit grants to members of the Executive Team. For fiscal year 2007: determine the appropriate form and mix of long-term incentive opportunities (stock options and performance-based restricted stock units for members of the Executive Team, and stock options for other management employees); and approve the key terms and conditions of annual and long-term incentive opportunities, including the performance goals intended to ensure that compensation is exempt from the deduction limitations imposed by Code Section 162(m) and other performance goals.

October 2006: For fiscal year 2006: evaluate actual fiscal year 2006 performance against the pre-established goals of the Company’s performance-based compensation programs and review Chief Executive Officer performance, and, based on those results, make decisions regarding fiscal year 2006 rewards, including: certification of results for purposes of Code Section 162(m); approval of annual incentive plan funding and individual awards for members of the Executive Team and other executive officers; annual incentive plan funding for management and for non-management employees; approval of performance-based restricted stock unit vesting for members of the Executive Team (based on cumulative earnings per share, cash flow and return on capital performance for fiscal years 2005 and 2006); and certification of results for purposes of Code Section 162(m). For fiscal year 2007: approve individual grants of stock options and performance-based restricted stock units, individual base pay increases and target opportunities under the Company’s Annual Incentive Plan for Executive Team members and other executive officers; and approve overall stock option guidelines and grants for management employees.

Tally Sheets and Compensation Table

In June 2005, in preparation for decisions regarding fiscal year 2006 compensation, the Committee reviewed tally sheets as described below for the Named Executive Officers and in June 2006, in preparation for decisions regarding fiscal year 2007 compensation, the Committee reviewed tally sheets for members of the Executive Team, including the Named Executive Officers. The purpose of providing these tally sheets to the Committee was to ensure that the Committee is aware of all compensation elements and the value of such elements, including those payable upon future termination of employment under various possible circumstances.

These tally sheets showed: (1) a summary of total compensation, including the value realized in the prior year from stock option exercises and vesting of restricted stock and restricted stock units; (2) each element of current compensation, including benefits and perquisites; (3) the potential value of all equity-based long-term incentive awards held by each Named Executive Officer, both vested and unvested, at then-current market prices; and (4) the lump sum value of payments and benefits that would be owed, should the executive’s employment terminate under various scenarios (such as retirement, voluntary termination, involuntary termination or termination following a change of control of the Company). The payments and benefits shown for the scenario of termination following a change of control, including the excise tax gross-ups on excess parachute payments, were calculated by Towers Perrin based on various assumptions, including certain stock price assumptions, both higher and lower than the then-current stock price.

The following table shows the compensation of our Named Executive Officers for the 2006 fiscal year, in the format and using categories that will be required by new rules published by the SEC in August 2006, which significantly modify the disclosure requirements for executive compensation and related matters. Under the implementation timetable for these rules, we are required to comply with the new disclosure requirements in the annual proxy statement for our next annual meeting in 2008. The information presented in this proxy statement, including the summary compensation table and other compensation tables at pages 18–22, complies with the current SEC disclosure rules, and we do not intend or endeavor to effect early compliance with the new rules. However, in the spirit of providing a clearer and more logical picture of total compensation and its elements for our Named Executive Officers, the table below incorporates aspects of the new rules that are designed to meet these goals. Notably, like the table that will be required by the new rules and unlike the summary compensation table under the current rules, the table below presents a single figure for total compensation, shows equity compensation grants such as options and restricted stock units, and discloses the increase in pension values during the year being reported. It should be noted that any and all differences between the information shown below and the information presented in the summary compensation table for fiscal year 2006 at page 18 arise from the differing requirements of the new and old disclosure rules. For the purposes of the table below, the identity of the Named Executive Officers has been determined by using the old rules and not the new rules that will govern our next annual proxy statement. This table is provided for our shareowners’ informational purposes only.

Name and Principal Position	Year	Salary($)	Stock Awards ($)	Option Awards ($)‚	Non-Equity Incentive Plan Compensation ($)ƒ	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)„	All Other Compensation ($)…	Total ($)

Hugh Grant	2006	1,087,500	1,093,903	3,185,579	1,958,000	677,160	375,655	8,377,797
Chairman of the Board,
President and Chief
Executive Officer
Charles W. Burson	2006	460,096	172,383	500,737	485,000	363,542	90,738	2,072,496
Special Assistant and
Counsel to the Chief
Executive Officer†
Carl M. Casale	2006	485,192	312,627	910,327	605,000	38,789	88,252	2,440,187
Executive Vice President,
North America Commercial
Terrell K. Crews	2006	505,269	354,700	1,031,541	600,000	107,537	107,863	2,706,910
Executive Vice President and
Chief Financial Officer
Robert T. Fraley, Ph.D.	2006	523,673	521,240	1,516,960	650,000	123,917	124,540	3,460,330
Executive Vice President and
Chief Technology Officer



Amounts in this column reflect the grant-date fair value of performance-based restricted stock units, determined pursuant to FAS 123R, that were granted under the 2000 Long-Term Incentive Plan on October 28, 2005 as a component of long-term incentive compensation for fiscal year 2006. The restricted stock units had a fair market value of $58.435 per unit ($29.2175 post-split), which represents the average of the highest and lowest per share price of Company stock on the NYSE for the immediately preceding trading date. Vesting of the units are subject to (i) the Company’s attainment of specified performance criteria relating to cumulative earnings per share, return on capital and cash flow goals during the designated performance period (September 1, 2005-August 31, 2007), and (ii) the executive’s continued employment during the designated service period (September 1, 2005-August 31, 2008). The executive will be eligible to vest in between zero and twice the target number of units initially granted, depending on the Company’s performance against goals. If an executive becomes eligible to vest in some or all of the units and then meets an additional one-year service requirement, he or she will receive a corresponding number of shares of stock upon settlement of his or her units. Executives receive dividend equivalent payments on their units, which value is reflected in the amounts above. Units are generally settled by delivery of shares at the time they vest, except to the extent the executive elects to defer delivery.

‚

Amounts in this column reflect the grant-date fair value of stock options, determined pursuant to FAS 123R, that were granted on October 28, 2005 for fiscal year 2006 under the 2000 Long-Term Incentive Plan. The amounts are calculated based on the fair market value of the options at grant date as estimated using a lattice-binomial model ($9.455 per option, post-split). A lattice binomial model requires the use of extensive actual employee exercise behavior data and a number of complex assumptions including volatility, risk-free interest rate and expected dividends. Expected volatilities used in the model are based on implied volatilities from traded options on the Company's stock and historical volatility of the Company's stock price. The expected life represents the weighted-average period the stock options are expected to remain outstanding and is a derived output of the model. The lattice-binomial model incorporates exercise and post-vesting forfeiture assumptions based on an analysis of historical data. Assumptions used to calculate the fair value were volatility of 33.2%, risk free rate of 4.4%, expected dividend yield of 1.1% and expected life of 5.9 years.

ƒ	Amounts in this column reflect the annual incentive awards earned for the 2006 fiscal year performance period which were paid in November 2006.

„

Amounts in this column include the aggregate change in the actuarial present value of accumulated benefits under all actuarial pension plans during the 2006 fiscal year for the following individuals: Mr. Grant $677,160; Mr. Burson $363,542 ; Mr. Casale $38,789; Mr. Crews $107,399; and Dr. Fraley $120,613. Amounts in this column also include interest earned under the Company’s Deferred Payment Plan (which is set at the average Moody’s Baa Bond Index Rate in effect during the prior calendar year) to the extent that it exceeds 120% of the applicable federal long-term rate for the following individuals: Mr. Crews $138 and Dr. Fraley $3,304. Except as described in the immediately preceding sentence, the amounts in this column do not include aggregate earnings on non-qualified deferred compensation under the Company’s plans for the following individuals: Mr. Grant $603,938; Mr. Burson $165,534; Mr. Casale $43,168; Mr. Crews $192,088; and Dr. Fraley $359,463.

…

Amounts in this column include employer contributions or allocations to the Monsanto Company Savings and Investment Plan, a tax-qualified plan under the Code, and the Monsanto Company ERISA Parity Savings Investment Plan, a non-qualified plan, for the following individuals: Mr. Grant $268,125; Mr. Burson $82,533; Mr. Casale $75,406; Mr. Crews $89,882; and Dr. Fraley $103,145. For Mr. Grant, the amount in this column also includes perquisites of $58,552 and income tax reimbursement as follows: incremental cost to the Company for personal use of corporate aircraft ($41,340) as described in footnote 3 on page 19, club dues ($11,480) and reimbursement for personal income taxes attributable to such amount, an annual executive physical examination, home security expense, and personal transportation cost. Amounts in this column also include dividends on restricted stock and dividend equivalents on restricted stock units that were awarded in fiscal years prior to fiscal year 2006 for the following individuals: Mr. Grant $42,790; Mr. Burson $8,205; Mr. Casale $12,846; Mr. Crews $17,981; and Dr. Fraley $21,395.

†	During the 2006 fiscal year, Mr. Burson served as Executive Vice President, Secretary and General Counsel. Mr. Burson will serve as Special Assistant and Counsel to the Chief Executive Officer through his retirement from the Company on December 31, 2006.

Compensation Programs

The direct compensation program for all Company executives includes three components: (1) base pay; (2) an annual incentive program; and (3) a long-term incentive program. Each component of the program, and the manner in which the Committee determined each component for our 2006 fiscal year, are discussed in detail below in this report. In addition, the Company provides employee benefits that are consistent with local practices and competitive markets. In the United States, these benefits consist of programs for employees generally, including tax-qualified and non-qualified pension and savings plans; health benefits; life insurance; and other welfare benefits. The Company does not provide any special employee benefits for executive officers other than an annual executive physical examination for members of the Executive Team, including the Named Executive Officers, and an individual supplemental retirement arrangement with Mr. Burson under which he is entitled to a supplemental retirement benefit, subject to certain vesting and other conditions, as described at page 23.

The Company’s base pay and benefit programs provide basic economic security for our employees at a level consistent with competitive practices, to help retain our highly skilled and qualified workforce. The annual and long-term incentive compensation programs are designed to reward performance measured against goals and standards established by the Committee, and to encourage executives to increase shareowner value by focusing on growth in revenue and earnings, generation of cash flow and efficient deployment of capital, as well as increasing the Company’s stock price.

In order to further align management’s interests with the interests of shareowners and support good governance practices, at its October 2006 meeting, the board of directors approved a recoupment policy applicable to performance-based annual incentive and restricted stock unit awards to certain members of the Executive Team (including Messrs. Grant, Casale, Crews and Dr. Fraley), effective with respect to awards relating to the 2007 fiscal year performance period and subsequent years. The board of directors adopted the recoupment policy based upon this Committee’s recommendation, which was developed over the course of several meetings. The policy generally provides that in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws as a result of misconduct (as determined by the members of the board of directors who are considered “independent” for purposes of the listing standards of the NYSE), each of the Company’s executive officers covered by the policy must reimburse the Company for any incentive award made to him or her on the basis of having met or exceeded specific targets for performance periods occurring in whole or in part during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such financial reporting requirement.

Peer Group

In establishing the Company’s current executive compensation policies, compensation programs and awards, the Committee reviewed for purposes of comparison the levels of current compensation at competitive companies, using compensation surveys provided by Towers Perrin. Since 2002, including fiscal year 2006, the primary comparator group for members of the Executive Team consisted of companies in general industry and the specialty chemicals industry with revenues generally approximating that of the Company, but the Committee also considered data from the biotechnology industry. This data from the peer group was considered in determining the proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value. Base pay and annual incentives were targeted at the market median, and long-term incentives were targeted at the 60th percentile of market. Actual pay at target performance was in line with the targeted pay levels; however, given the Company’s excellent performance, actual annual incentives paid exceed the target market levels.

Because of changes in the Company since the comparator peer group was established in 2002, the Committee requested that management make a recommendation for the appropriate peer group companies for determining compensation for members of the Executive Team, including the Named Executive Officers, for fiscal year 2007 onward. Management engaged Towers Perrin to assist with developing a recommendation, which was initially presented to the Committee at its April 2006 meeting and, following discussion by the Committee, was subsequently approved at its June meeting and was used for pay decisions made in August and October 2006 for fiscal year 2007 compensation.

The new comparator peer group consists of 28 companies made up of science-based, research-focused, leading organizations from biotech, pharmaceutical, and related industries; specialty and diversified chemical companies that have lines of business that require ongoing introduction of new products; and brand-focused industry leaders. The resulting pay data is adjusted to take account of differences in revenue size among the peer group companies and the Company.

With the new comparator peer group, long-term compensation for members of the Executive Team for fiscal year 2007 is targeted to the median rather than the 60th percentile of the market. Long-term incentive compensation for the rest of management remains targeted at the 60th percentile of market to account for the technology influence since a general industry survey continues to be used as the primary competitive data source for other management, while base pay and target annual incentive opportunity for all executives continue to be targeted at the market median.

The peer group approved by the Committee is shown below. We expect that it will be necessary, as a result of mergers, acquisitions and other changes, to update the list periodically, using the criteria outlined above, in order to maintain a list of approximately 28 companies for Executive Team pay comparisons.

●	3M Co.	●	Eli Lilly and Co.
●	Abbott Laboratories	●	Engelhard Corporation
●	Allergan Inc.	●	Forest Laboratories Inc.
●	Amgen Inc.	●	Genentech Inc.
●	Ashland Inc.	●	General Mills Inc.
●	Baxter International Inc.	●	Genzyme Corporation
●	Becton, Dickinson and Company	●	Gilead Sciences Inc.
●	Biogen Idec Inc.	●	Kellogg Co.
●	Boston Scientific Corporation	●	Medtronic Inc.
●	Bristol-Myers Squibb Co.	●	PPG Industries Inc.
●	Colgate-Palmolive Co.	●	Rohm and Haas Co.
●	Dow Chemical Company	●	Schering-Plough
●	E.I. du Pont de Nemours and Co.	●	St. Jude Medical Inc.
●	Ecolab Inc.	●	Wyeth

Base Pay. Base pay reflects the external market value of a particular role as well as the experiences and qualifications that an individual brings to the role. Base pay is generally targeted to the median of the base pay paid by companies in our comparator group for a particular role, in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation.

Annual Incentive Plan. The annual incentive plan for all regular employees, including executives, provides for cash awards that are determined shortly after the end of the performance period being measured. These annual awards depend upon the Company’s achievement of goals set at the beginning of each performance period; the individual’s level of responsibility; where applicable, performance of his or her business or staff group; and the individual’s personal performance. The annual incentive plan is also designed and administered so that awards made under it are not subject to the limits on the Company’s ability to take federal income tax deductions for executive compensation over $1 million per year imposed by Code Section 162(m).

The Fiscal Year 2006 Annual Incentive Plan for the September 1, 2005-August 31, 2006 performance period was designed to focus on the achievement of goals relating to sales growth, earnings per share and cash flow, all of which affect shareowner value. Annual incentives were generally targeted at the median of the comparator group for target performance as measured against goals, with upside opportunity for above-target performance. The plan required that the incentive pool be funded at no less than 20% of the “target” level of funding if the Company paid dividends with respect to each quarter during the performance year. However, the Company had to meet the threshold level of performance with respect to the earnings per share goal in order for any funding of the incentive pool above 20% of the target level of funding to have occurred. Each employee’s annual incentive opportunity for the Fiscal Year 2006 Annual Incentive Plan was communicated in terms of “target” Company and individual performance as measured against goals set for the year, with award opportunities at “outstanding” performance equal to two times those at “target” performance, but neither the incentive pool nor individual awards were capped at the two-times level. The Committee set the “target” and “outstanding” levels at levels that were at an increased level of difficulty compared to fiscal year 2005.

After the end of the 2006 fiscal year performance period, the Committee evaluated the Company’s performance against the Plan’s financial objectives. Given the performance by the Company during the performance period with respect to the earnings per share, sales growth and cash flow goals, the Committee determined to fund the Fiscal Year 2006 Annual Incentive Plan between the target and outstanding levels and allocated awards to each of the Named Executive Officers based on individual contributions during the performance period.

The design of the Fiscal Year 2007 Annual Incentive Plan for the September 1, 2006-August 31, 2007 performance period and the incentive opportunities for Named Executive Officers, other officers, management and non-management employees are substantially the same as for the Fiscal Year 2006 Annual Incentive Plan, except that the target Annual Incentive Plan opportunities for several of the Executive Officers including some of the Named Executive Officers increased to be more in line with the market.

Long-Term Incentive Program. Like the annual incentive program, the Company’s long-term incentive program is focused on rewarding performance that enhances shareholder value. The long-term program uses equity-based awards to provide a concrete link between employees’ compensation and the value of the Company’s common stock. Commencing for fiscal year 2006, FAS 123R is used for accounting purposes while an estimated Black-Scholes value is used to determine equity grants made to each eligible individual.

For our 2006 fiscal year long-term incentive compensation, the Committee authorized a grant of stock options, which was made on October 28, 2005 (the last Friday of the second month of the Company’s fiscal year) to all regular management employees of the Company, including the Named Executive Officers, pursuant to the terms of the 2000 Long-Term Incentive Plan. The Committee also authorized a grant of performance-based restricted stock units on October 28, 2005 to twelve executive officers, including the Named Executive Officers, also pursuant to the terms of the plan, giving the executives the opportunity to receive shares of the Company’s common stock after the performance and service conditions relating to the award have been met. Grants of stock options and restricted stock units are designed and administered so that they are not subject to the limits on the Company’s ability to take federal income tax deductions for executive compensation over $1 million per year imposed by Code Section 162(m).

In determining the October 2005 grant of stock options and restricted stock units for fiscal year 2006, the Committee first reviewed data from both general industry and biotechnology companies to determine the proportion of a Company’s total number of shares that are outstanding typically used for employee compensation programs in the marketplace. The Committee determined the number of Company shares that would be made available for awards for our 2006 fiscal year long-term incentive period at approximately the 60th percentile of the general market based on that competitive analysis to account for the technology influence of our business. The Committee then reviewed market data by employee level, to determine the allocation of the available shares amongst all eligible employees. For members of the Executive Team, including the Named Executive Officers, a long-term value was determined for each individual. Seventy-five percent of that value was converted to a number of stock options using an estimated Black-Scholes value, and the remaining 25% of that value was converted to a number of performance-based restricted stock units. In determining the number of restricted stock units to be granted a restricted stock unit was deemed to be equivalent in value to three stock options. The split between stock options (75% of long-term value) and performance-based restricted stock units (25% of long-term value) was based both on comparisons to the market and the overall risk/reward tradeoff, with stock options providing compensation based solely upon increases in our stock price, and performance-based restricted stock units providing compensation based both upon the achievement of specific corporate performance goals as well as enhancement of the stock value. It was determined that restricted stock or restricted stock units to be earned based solely on continued service would not generally be appropriate for executives, given the focus of the Company’s compensation philosophy on performance.

For all other management employees (approximately 2,000 people), it was determined that all long-term compensation would be delivered in the form of stock options under the same terms and conditions as used for executive officers. The long-term incentive opportunity for each individual was established (based on the individual’s level) by converting a percentage of base pay based on market comparisons to a number of stock options using an estimated Black-Scholes value. Stock options granted in October 2005 for management were generally granted on October 28, 2005 to vest in annual increments of one-third; however, no options may vest before they have been held at least one year. Those eligible management employees hired or promoted on or before August 15, 2006 have received pro-rated stock option grants, effective on the 15th day of the applicable month, generally upon the same terms and conditions as the October 2005 grant, with the grant price equaling the fair market value of the Company stock on the date of the grant. It was determined that restricted stock or restricted stock units to be earned based solely on continued service would generally not be appropriate for executives, given the focus of the Company’s compensation philosophy on performance. The company continues to evaluate the appropriate mix of long-term pay elements (i.e., stock options vs. performance-based restricted stock units or restricted shares) in comparison to the market and to best support the Company’s strategy. We believe that stock options provide the most appropriate vehicle for management because of the tie to shareholder value while the performance-based restricted stock units add an additional performance expectation for members of the Executive Team to focus on return on capital which is important to our shareowners.

The performance-based restricted stock units granted to members of the Executive Team, including the Named Executive Officers, in October 2005 were also granted on October 28, 2005, with vesting subject to (1) the Company’s attainment of specified performance criteria relating to cumulative earnings per share, cash flow and return on capital goals during the designated performance period (September 1, 2005-August 31, 2007), and (2) the executive’s continued employment during the designated service period (September 1, 2005-August 31, 2008). After the end of the performance period on August 31, 2007, the Committee will determine performance against the goal the Committee established for purposes of Code Section 162(m). If the Code Section 162(m) performance goal is not met, all units will be forfeited as of November 15, 2007. If the Code Section 162(m) performance goal is met, a corresponding portion of the units initially awarded to each executive, from zero to 200%, will be considered eligible for vesting as determined by the Committee based on the Company’s attainment of the specified performance criteria during the performance period and the executive’s employment during the service period. The Committee determined the number of units that become eligible for vesting at the various performance levels ensuring that the goals were appropriately stretch and requiring continued Company growth at the threshold, target and outstanding levels. The executive is also eligible to receive cash payments equal to the cash dividends the executive would have been paid had he or she been the record owner of a number of shares of Company stock equal to the number of units subject to the award on the applicable record date. The units will be settled by delivery of the appropriate number of shares of our common stock at the time of vesting or, if elected by the executive, at a later time.

For our 2007 fiscal year long-term incentive compensation as referenced previously, the new comparator peer group was utilized and long-term compensation was targeted to the median of this peer group. The Committee authorized a grant of stock options on October 26, 2006 to the Named Executive Officers pursuant to the terms of the 2000 Long-Term Incentive Plan, and to all regular management employees of the Company pursuant to the terms of the 2000 Long-Term Incentive Plan or the 2005 Long-Term Incentive Plan, based on remaining shares authorized for grant under the 2000 Long-Term Incentive Plan. The Committee also authorized a grant of performance-based restricted stock units to members of the Executive Team, including the Named Executive Officers, on that same date pursuant to the terms of the 2000 Long-Term Incentive Plan. In determining the October 2006 grant of both stock options and restricted stock units, the Committee used the same criteria to determine the allocation of the available shares amongst all eligible employees as it had with respect to the October 2005 grant of stock options and restricted stock units. The design of the performance-based restricted stock unit awards granted to executives on October 26, 2006 is essentially the same as for those granted in October 2005, except that the designated performance period is September 1, 2006-August 31, 2008 and the designated service period is September 1, 2006-August 31, 2009 and the number of restricted stock units granted was determined by dividing the grant value by the fair market value on the grant date. Further, the grant date was moved from the last Friday of October to the last Thursday of the month for administrative reasons.

Before giving final approval to the equity grants described above, the Committee also reviewed the projected effect of the new grants and outstanding grants from prior years on the Company’s income.

Equity Grant Practices

The Committee and its consultant reviewed its grant date practices for stock options, restricted stock unit and other equity awards and determined that current practice is aligned with best practice guidelines. Grants of equity awards are never back-dated: the grant date of annual and other grants is always on or after the date the Committee or its delegate approves the grants.

Determination of Option Exercise Prices. Stock options are granted with an exercise price equal to the fair market value on the grant date. Under the Company’s Long-Term Incentive Plan and 2005 Long-Term Incentive Plan as originally adopted, the fair market value of a share of our common stock on a particular date was determined as the average of the high and low trading prices on the day before that particular date. Thus, for example, stock options with the grant date October 28, 2005 have a per-share exercise price equal to the average of the high and low trading price of our common stock on October 27, 2005. For consistency with the new SEC proxy statement disclosure rules, on October 23, 2006, the Committee approved an amendment to each of these plans so that for future grants, the fair market value of a share of our common stock on a particular date is determined as the closing price on the NYSE on that particular date. Thus, the stock options approved by the Committee at its October 23, 2006 meeting with the grant date October 26, 2006, have a per-share exercise price equal to the closing price of our common stock on October 26, 2006.

Timing of Regular Equity Grants. Since the change in the Company’s fiscal year effective September 1, 2004, the Committee has met in mid-October to approve regular annual grants of stock options and restricted stock units, which are made effective on a grant date that is later in the same month. This has ensured that the decision to make the grant, and the grant date itself, were separated from annual earnings announcements made in early October. Previously, when the Company was on a calendar year annual grants were made in February. In addition to annual grants, grants are made to employees who are hired or promoted during the period between annual grants, representing a pro-rata portion of the number of shares (or increased number of shares) warranted by their new positions. Under the rules that the committee has established for these grants, grants are made on the 15th day of each month at the fair market value on that date. Since the inception of the Company, the only broad-based stock option grants that were not made in accordance with the foregoing practices were: (1) the Company-wide grant made at the time of the Initial Public Offering (which was made on October 17, 2000, the date of the offering at the initial public offering price), and (2) a Company-wide grant made on April 25, 2003 that was made on the Friday following shareowner approval of an amendment to the 2000 Long-Term Incentive Plan authorizing approval of the shares necessary for the grant.

Other Equity Grants. In addition to the regular grants described above, from time to time grants of restricted stock or restricted stock units are made to current and newly hired individual executives as hiring or retention incentives or to motivate them to achieve particular business objectives. Grants of restricted stock and restricted stock units must be made by the Committee or the restricted stock grant committee of the board. Grants of restricted stock approved by the restricted stock committee are reported to the full board at the following meeting. Equity grants must be within the overall maximum number of shares approved by the Committee. The number of shares approved took into consideration competitive grant practices and the impact on the Company’s earnings per share. Grants to executive officers can only be made by the Committee and are not delegated to management.

Impact of Pay on Retirement Benefits. Base pay and regular annual incentive awards, but not long-term compensation, are treated as eligible pay under the terms of the Company’s pension and savings plans. The Company sponsors tax-qualified pension and savings plans, as well as non-qualified “parity” pension and savings plans providing benefits to all employees whose benefits under the tax-qualified plans are limited by the Code. With the exception of Mr. Burson who was awarded a Supplemental Executive Retirement Plan when he was hired, the Company does not provide its executives with any special retirement benefits that are not provided to other employees. The Company’s total accrued liabilities for all of its U.S. non-qualified pension and savings plans (including Mr. Burson’s special arrangement) is equal to approximately 3.3% percent of its total accrued liabilities for U.S. qualified and non-qualified pension and savings plan benefits.

     Chief Executive Officer Compensation

The Committee meets no less than annually in executive session to evaluate the performance of the Chief Executive Officer and to determine his compensation. The Committee has complete discretion each year in determining whether Mr. Grant’s base pay should be adjusted, and in establishing his target opportunity under the annual incentive plan, the targeted value of his long-term incentive plan opportunity, and his actual incentive awards under both plans. All equity awards and grant prices have been adjusted to reflect the Company’s two-for-one stock split that was paid on July 28, 2006.

On October 24, 2005, after reviewing Mr. Grant’s performance and relevant market data, the Committee determined to increase his total annualized base pay from $1,050,000 to $1,100,000, effective as of January 1, 2006. Also on October 24, 2005, the Committee determined that Mr. Grant’s annual incentive opportunity for the fiscal year 2006 performance period would remain at the same level as for fiscal year 2005, with target-level performance at 100% of year-end base pay. On October 28, 2005, Mr. Grant received a grant of 336,920 stock options at a grant price of $29.2175 under the 2000 Long-Term Incentive Plan, upon the same terms and conditions approved by the Committee for all management-level employees. Mr. Grant also received a grant of 37,440 performance-based restricted stock units at a grant price of $29.2175 under the plan, upon the same terms and conditions approved by the Committee for other executive officers. Under the terms of this grant, depending on Company performance during fiscal years 2006 and 2007, between zero and 74,880 units will become available for vesting. Any available units will vest if he meets the additional service requirement described above. Upon settlement of the units, Mr. Grant will receive a corresponding number of shares of our stock.

On August 31, 2006, 68,640 restricted stock units from Mr. Grant’s February 2004 grant vested as a result of his completion of the requisite service period. These units had become available for this vesting as a result of the Committee’s determination, in October 2005, that the Company’s earnings per share and cash flow for fiscal years 2004 and 2005 had met the performance goals for the units at the outstanding level. These units in accordance with a prior election were deferred until retirement.

On October 23, 2006, the Committee again met in executive session to review Mr. Grant’s performance and compensation. The Committee considered Mr. Grant’s strong leadership and the Company’s financial performance, and, after reviewing relevant market data, the Committee determined to increase his total annualized base pay to $1,144,000, effective as of January 1, 2007. Also on October 23, 2006, the Committee reconfirmed Mr. Grant’s annual incentive opportunity at target-level performance to remain at 100% of fiscal year-end base pay for the 2007 fiscal year performance period. The Committee also evaluated Mr. Grant’s performance against corporate goals and objectives and in recognition of the attainment of the results, determined to pay him a bonus under the Fiscal Year 2006 Annual Incentive Plan in the amount of $1,958,000, or 178% of his target award, which was paid in November 2006. On October 26, 2006, Mr. Grant received a grant of 248,960 stock options at a grant price of $44.06 also upon the same terms and conditions approved by the Committee for all management level employees, and 33,200 performance-based restricted stock units at a grant price of $44.06, also upon the same terms and conditions as approved by the Committee for other members.

Also on October 23, 2006, after evaluating the Company’s performance with respect to the financial goals of the performance-based restricted stock unit award made to Mr. Grant in October 2004, the Committee determined that based on Company performance, 100,160 units, or 200% of his target award, would be made available for vesting after the additional service requirement of the award has been met. If Mr. Grant meets the additional service requirement, he will receive a corresponding number of shares of stock upon settlement of his units, as described above.

     Compensation for the Other Named Executive Officers

The cash bonus awards to the other Named Executive Officers were generally based upon the same factors as determined the funding of the incentive pool under the terms of the Annual Incentive Plan for the fiscal year 2006 performance period (paid in November 2006) based on both Company and individual performance. The Committee has complete discretion each year in determining base pay adjustments, Annual Incentive Plan targets, actual Annual Incentive Plan awards, as well as long-term incentive values granted.

The individual performance considerations for each of the Named Executive Officers which impacted the Committee’s determination with regards to each officer’s annual incentive award are highlighted below:

Mr. Burson:	Positive progress on litigation and intellectual property matters
Mr. Casale:	Market share and profitability growth in the U.S., Latin America North and Canada
Mr. Crews:	Overall financial management resulting in improved bond ratings and financial capability
Dr. Fraley:	Creation of outstanding product pipeline moving forward at or ahead of schedule

On October 28, 2005, the four named executive officers listed above received grants of stock options at a grant price of $29.2175 under the 2000 Long-Term Incentive Plan, upon the same terms and conditions approved by the Committee for stock option grants to all management-level employees on that date. Also on October 28, 2005, each of these four executive officers also received a grant of performance-based restricted stock units, upon the same terms and conditions approved by the Committee for restricted stock unit grants to other members of the Executive Team on that date. Similarly, on October 26, 2006, Messrs. Casale and Crews and Dr. Fraley received grants of stock options at a grant price of $44.06 under the 2000 Long-Term Incentive Plan upon the same terms and conditions approved by the Committee for stock option grants to all management-level employees on that date. Also on October 26, 2006, each of these three executive officers also received a grant of performance-based restricted stock units, upon the same terms and conditions as approved by the Committee for restricted stock unit grants to other members of the Executive Team on that date. Mr. Burson will retire from the Company on December 31, 2006 and thus did not receive a grant of stock options or restricted stock units with respect to fiscal year 2007.

On October 23, 2006, after evaluating the Company’s outstanding performance with respect to the financial goals of the performance-based restricted stock unit awards granted to each of the four named executive officers listed above and members of the Executive Team in October 2004, the Committee determined that 200% of each officer’s target-level award would be made available for vesting after his or her additional service requirement has been met. If the executive officer meets the additional service requirement, he or she will receive a corresponding number of shares of stock upon settlement of the units.

Change-of-Control Employment Agreements

As described at page 24, the Company has entered into employment agreements with certain executives that become effective upon a change of control of the Company, providing for specified severance pay and benefits for a fixed period of time upon certain terminations of employment after the change of control. The Committee reviews the continued suitability of the agreements and eligibility with respect to the agreements at least annually. The Committee believes that the agreements serve the interests of the Company and its shareowners by ensuring that if a hostile or friendly change of control is ever under consideration, its executives will be able to advise the board of directors about the potential transaction in the best interests of shareowners, without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change of control.

Role of Executive Officers in Determining Executive Pay

The Company’s Internal People Committee makes a recommendation to the Committee with regards to the Company’s overall pay strategy each year (e.g., overall program design, annual incentive plan design, long-term incentive plan design for management employees). Mr. Grant makes individual pay recommendations for the executive officers to the Committee for its review, consideration and determination. Other members of senior management provide market information to the Committee with regards to Mr. Grant’s and other executive officers’ total compensation. Executives do not recommend or determine any element or component of their own pay package or total compensation amount.

     Deductibility of Compensation

The goal of the Committee is to comply with the requirements of Code Section 162(m), to the extent deemed practicable, with respect to options and annual and long-term incentive programs in order to avoid losing the deduction for compensation in excess of $1 million paid to our chief executive officer and four other highest-paid executive officers. We have generally structured our performance-based compensation plans with the objective that amounts paid under those plans and arrangements are tax deductible, including having the plans approved by the Company’s shareowners. However, the Committee may elect to provide compensation outside those requirements when it deems appropriate to achieve its compensation objectives. No exceptions were made to this policy in our 2006 fiscal year other than with respect to the Chief Executive Officer’s annual base pay in excess of $1 million.

     Executive and Director Stock Ownership Requirements

The Committee and management also believe that an important adjunct to an incentive program is significant stock ownership by senior executives. Accordingly, the Company has stock ownership requirements for approximately 40 executives, in addition to our non-employee directors. The stock ownership requirements are five times base salary for the Company’s chief executive officer, three times base salary for the eleven other senior executives comprising the Executive Team and one times base salary for the remaining covered executives. In anticipation of the Company’s two-for-one stock split that was paid on July 28, 2006, each covered executive’s ownership requirement was recalibrated based upon the fair market value of a share of the Company’s stock on June 27, 2006 and the executive’s base pay on that date, and each non-employee director’s requirement was set at 5,000 pre-split shares. The requirements were subsequently adjusted for the stock split, effective on July 28, 2006, such that the ownership requirement for non-employee directors is now set at 10,000 post-split shares.

The following are not counted towards satisfaction of the ownership requirements: stock options, whether vested or unvested; restricted shares, other than those granted upon an executive first being hired by the Company; and performance-based restricted stock units before the Company’s performance against goals has been determined by the Committee. Until a covered executive or director has met his or her stock ownership requirement, he or she must retain 50% or 75% (depending on the executive’s existing ownership) of the net-after tax number of shares of Company stock received upon of exercise of a stock option, vesting of restricted stock or settlement of restricted stock units or other equity-based award granted under the Company’s long-term incentive plans, determined by assuming that taxes are paid at the highest marginal rate upon such exercise, vesting or settlement.

The Committee reviews progress towards meeting the ownership requirements at least annually. As of the date of this letter, each of the Named Executive Officers and each director, other than Mr. Harper who was first elected to the board of directors on October 24, 2006, has met his or her stock ownership requirements through holdings of shares of Company stock or share equivalents beneficially owned or, for executives, owned under the Company’s savings and investment plans.

     Summary

We believe the Company’s compensation programs are designed and administered in a manner consistent with its executive compensation philosophy and guiding principles. The programs continue to emphasize the retention of key executives and rewarding them appropriately for positive results. We continually monitor these programs in recognition of the dynamic marketplace in which the Company competes for talent. The Company will continue to emphasize pay-for-performance and equity-based incentive programs that reward executives for results that are consistent with shareowner interests.

PEOPLE AND COMPENSATION COMMITTEE
C. Steven McMillan, Chair
John W. Bachmann
Gwendolyn S. King
William U. Parfet

November 16, 2006

     Report of the Audit and Finance Committee

The Company’s audit and finance committee operates pursuant to a charter adopted and amended from time to time by the Company’s board of directors. We have numerous oversight responsibilities beyond those related to the audited financial statements and the retention and oversight of the Company’s independent registered public accounting firm. One of the requirements contained in the audit and finance committee charter is that all committee members meet the independence and experience requirements of the listing standards of the NYSE. The board of directors believes that all members of the audit and finance committee meet these requirements and are “independent,” as that term is used in Schedule 14A, Item 7(d)(3)(iv) under the 1934 Act. In addition, under the audit and finance committee’s charter, no director may serve as a member of the audit and finance committee if he or she serves on the audit committees of more than two other public companies unless the board of directors determines that such simultaneous service would not impair his or her ability to serve effectively on the audit and finance committee. Please see the audit and finance committee’s charter, which is attached as Appendix B hereto, for a description of requirements for its members and its responsibilities.

In reliance on the reviews and discussions referred to below, and exercising our business judgment, the audit and finance committee has recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2006, for filing with the SEC. In fulfilling our responsibilities, the audit and finance committee, among other things, has reviewed and discussed the audited financial statements contained in the 2006 Form 10-K with the Company’s management and its independent registered public accounting firm.

Management, which is responsible for the financial statements and the reporting process, including the system of internal control, has advised the audit and finance committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States. Further, the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, has opined to the shareowners that the audited financial statements conform with such accounting principles. In addition, the audit and finance committee discussed with the independent registered public accounting firm the matters required to be discussed by: Statement on Auditing Standards, AU Section 380 (SAS No. 61), Communication with Audit Committees, as amended; Statement on Auditing Standards, AU Section 722 (SAS 100), Interim Financial Information; and Rule 2-07 of Regulation S-X, Communication with Audit Committees; as well as the auditor’s independence from the Company and its management, including the matters in the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Members of the audit and finance committee rely, without independent verification, on the information and representations provided to them by management and on the representations made to them by the independent registered public accounting firm. Accordingly, the oversight provided by the audit and finance committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal control over financial reporting, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of the Company’s financial statements by the independent registered public accounting firm has been carried out in accordance with auditing standards generally accepted in the United States.

For a detailed listing of the fees billed to the Company by its independent registered public accounting firm, Deloitte and Touche LLP for fiscal years 2005 and 2006, see “Ratification of Independent Registered Public Accounting Firm (Proxy Item No. 2)” at page 13.

AUDIT AND FINANCE COMMITTEE
William U. Parfet, Chair
John W. Bachmann
C. Steven McMillan
Robert J. Stevens

October 23, 2006

Stock Price Performance Graph

The graph below compares the performance of the Company’s common stock with the performance of the Standard & Poor’s 500 Stock Index (a broad-based market index) and a peer group index over a 68-month period extending through the end of the 2006 fiscal year. In July 2003, we changed from a calendar year end to a fiscal year ending August 31. The Company therefore had an eight-month transition period from January 1, 2003 through August 31, 2003. The measurement periods shown in the performance graph below correspond to our calendar year ends prior to our change in fiscal year, our transition period that ended on August 31, 2003, and our subsequent August 31 fiscal year ends. The graph assumes that $100 was invested on January 1, 2001, in our common stock, the Standard & Poor’s 500 Stock Index and the peer group index, and that all dividends were reinvested.

Because we are involved in the agricultural products and seeds and genomics businesses, no published peer group accurately mirrors our portfolio of businesses. Accordingly, we created a peer group index that includes Bayer AG ADR, Dow Chemical Company, DuPont (E.I.) de Nemours and Company, BASF AG and Syngenta AG. The Standard & Poor’s 500 Stock Index and the peer group index are included for comparative purposes only and do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of our common stock.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

	12/31/00	12/31/01	12/31/02	08/31/03	08/31/04	08/31/05	08/31/06
MONSANTO COMPANY	100	126.65	73.78	100.46	145.48	256.81	385.42
S&P 500 INDEX	100	88.11	68.64	79.59	88.71	99.84	108.71
PEER GROUP	100	84.15	79.65	90.18	105.47	121.44	138.66

In accordance with the rules of the SEC, the information contained in the Report of the People and Compensation Committee on Executive Compensation beginning on page 25, the Report of the Audit and Finance Committee beginning on page 37 and the Stock Price Performance Graph on this page, shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires all Company executive officers, directors, and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us and on written representations from reporting persons, we believe that all such persons complied with all applicable filing requirements during our 2006 fiscal year, except Robert A. Paley, one of our executive officers, filed an amended Form 3 reporting an additional securities holding.

General Information

     Shareowner Proposals

     Proposals Included in Proxy Statement

Proposals of shareowners of the Company that are intended to be presented by such shareowners at the Company’s 2008 annual meeting and that shareowners desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than 5:00 p.m., Central Time, August 8, 2007, which is 120 calendar days prior to the anniversary of this year’s mailing date. The proposal, including any accompanying supporting statement, may not exceed 500 words. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

     Proposals Not Included in the Proxy Statement

If a shareowner wishes to present a proposal at the Company’s annual meeting in the year 2008 or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareowner must give advance written notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s bylaws. In general, the Company’s bylaws provide that such notice should be addressed to the Secretary and be received at the Company’s Creve Coeur Campus no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For purposes of the Company’s 2008 annual meeting, such notice must be received not later than October 19, 2007 and not earlier than September 19, 2007. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. The Company’s bylaws set out specific requirements that such written notices must satisfy. Any shareowner filing a written notice of nomination for director must describe various matters regarding the nominee and the shareowner, including such information as name, address, occupation and shares held. Any shareowner filing a notice to bring other business before a shareowner meeting must include in such notice, among other things, the text of the proposal or business and the reasons therefore, and other specified matters. Copies of those requirements will be forwarded to any shareowner upon written request.

     Other Information

The board of directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareowner proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the board of directors may recommend, unless, prior to the meeting, the board has eliminated that directorship by reducing the size of the board. The board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. We have engaged Morrow & Co., Inc. to assist us in the solicitation of proxies. We expect to pay Morrow approximately $10,000 for these services plus expenses. In addition, the Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.

You are urged to vote promptly by marking, signing, dating, and returning your proxy card or by voting by telephone or over the Internet. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person.

By Order of the Board of Directors,
MONSANTO COMPANY

DAVID F. SNIVELY
Secretary
December 6, 2006

APPENDIX A

INFORMATION REGARDING OUR FORMATION

Prior to Sept. 1, 1997, a corporation that was then known as Monsanto Company (Former Monsanto) operated an agricultural products business (the Ag Business), pharmaceuticals and nutrition business (the Pharmaceuticals Business) and a chemical products business (the Chemicals Business). Former Monsanto is today known as Pharmacia. Pharmacia is now a wholly owned subsidiary of Pfizer Inc., which together with its subsidiaries operates the Pharmaceuticals Business. Our business consists of the operations, assets and liabilities that were previously the Ag Business. Solutia comprises the operations, assets and liabilities that were previously the Chemicals Business. The following table sets forth a chronology of events that resulted in the formation of Monsanto, Pharmacia and Solutia as three separate and distinct corporations. For more information regarding the relationships between Monsanto, Pharmacia, Pfizer and Solutia, please see our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at http://www.monsanto.com.

Date of Event	Description of Event
Sept. 1, 1997
● Pharmacia (then known as Monsanto Company) entered into a Distribution Agreement with Solutia related to the transfer of the operations, assets and liabilities of the Chemical Business from Pharmacia (then known as Monsanto Company) to Solutia.

● Pursuant to the Distribution Agreement, Solutia assumed and agreed to indemnify Pharmacia (then known as Monsanto Company) for certain liabilities related to the Chemicals Business.

Dec. 19, 1999	● Pharmacia (then known as Monsanto Company) entered into an agreement with Pharmacia & Upjohn, Inc. (PNU) relating to a merger (the Merger).

Feb. 9, 2000	● We were incorporated in Delaware as a wholly owned subsidiary of Pharmacia (then known as Monsanto Company) under the name “Monsanto Ag Company.”

March 31, 2000
● Effective date of the Merger.

● In connection with the Merger, (1) PNU became a wholly owned subsidiary of Pharmacia (then known as Monsanto Company); (2) Pharmacia (then known as Monsanto Company) changed its name from “Monsanto Company” to “Pharmacia Corporation”; and (3) we changed our name from “Monsanto Ag Company” to “Monsanto Company.”

Sept. 1, 2000
● We entered into a Separation Agreement with Pharmacia related to the transfer of the operations, assets and liabilities of the Ag Business from Pharmacia to us.

● Pursuant to the Separation Agreement, we were required to indemnify Pharmacia for any liabilities primarily related to the Ag Business or the Chemicals Business, and for liabilities assumed by Solutia pursuant to the Sept. 1, 1997 Distribution Agreement, to the extent that Solutia fails to pay, perform or discharge those liabilities.

Oct. 23, 2000
● We completed an initial public offering in which we sold approximately 15 percent of the shares of our common stock to the public. Pharmacia continued to own 440 million (split-adjusted) shares of our common stock.

July 1, 2002
● Pharmacia, Solutia and we amended the Sept. 1, 1997, Distribution Agreement to provide that Solutia will indemnify us for the same liabilities for which it had agreed to indemnify Pharmacia and to clarify the parties’ rights and obligations.

● Pharmacia and we amended the Sept. 1, 2000 Separation Agreement to clarify our respective rights and obligations relating to our indemnification obligations.

Aug. 13, 2002
● Pharmacia distributed the 440 million (split-adjusted) shares of our common stock that it owned to its shareowners via a tax-free stock dividend (the Monsanto Spinoff).

● As a result of the Monsanto Spinoff, Pharmacia no longer owns any equity interest in Monsanto.

April 16, 2003	● Pursuant to a merger transaction, Pharmacia became a wholly owned subsidiary of Pfizer.

A-1

APPENDIX B

AUDIT AND FINANCE COMMITTEE CHARTER

Purpose

     The Audit and Finance Committee is appointed by the Board to assist the Board in the oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and the independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

     The Audit and Finance Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

     The Audit and Finance Committee shall consist of three or more members of the Board. The members of the Audit and Finance Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. No director may serve as a member of the Audit and Finance Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair such director’s ability to serve effectively on the Audit and Finance Committee.

     The members of the Audit and Finance Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Authority and Responsibilities

     The Audit and Finance Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification), and shall approve all audit engagements and the fees and terms thereof and all non-audit engagements with the independent auditors subject to de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit and Finance Committee prior to the completion of the audit. The Audit and Finance Committee may consult with management but shall not delegate these responsibilities to management. The independent auditor shall report directly to the Audit and Finance Committee.

     The Audit and Finance Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

     The Audit and Finance Committee may delegate to a member of the committee the authority to approve audit engagements and permitted non-audit engagements with the independent auditors. If any such authority is delegated, any decisions to pre-approve any activity shall be presented to the full Audit and Finance Committee at its next meeting.

     The Audit and Finance Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit and Finance Committee may form and delegate authority to subcommittees when appropriate.

     The Audit and Finance Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit and Finance Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit and Finance Committee. The Audit and Finance Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit and Finance Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions at least quarterly. The Audit and Finance Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or with financial analysts who follow the Company.

     The Audit and Finance Committee shall make regular reports to the Board with respect to its activities, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

     The Audit and Finance Committee shall produce and provide to the Board of Directors an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Audit and Finance Committee with the requirements of this Charter. The performance evaluation shall also encompass a review and reassessment of the adequacy of this Charter, and the Audit and Finance Committee shall recommend to the Board of Directors any improvements to this Charter deemed necessary or desirable by the Audit and Finance Committee. The performance evaluation by the Audit and Finance Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board of Directors may take the form of an oral report by the Chairperson of the Audit and Finance Committee or any other member of the Audit and Finance Committee designated by the Committee to make this report.

     The Audit and Finance Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including specific disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s Form 10-Q, including the quarterly financial statements, prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

3.	Review and discuss with management and the independent auditor (a) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the development, selection and disclosure of critical accounting estimates and analyses of the effects of alternative GAAP methods on the financial statements, and (b) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor any matters that the independent auditor is required to discuss with the Audit and Finance Committee pursuant to professional and regulatory requirements related to the conduct of an audit. In particular, discuss:

	(a)	The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

	(b)	The management letter provided by the independent auditor and the Company’s response to that letter, as well as other material written communications between the independent auditor and management, such as any schedule of unadjusted differences.

	(c)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit and Finance Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Review the experience and qualifications of the senior members of the independent auditor team.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including reviewing and evaluating the lead audit partner of the independent auditor and considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit and Finance Committee shall present its conclusions with respect to the independent auditor to the Board and, if so determined by the Audit and Finance Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

12.	In the event the independent auditor notifies the Company that it is the subject of any inquiry or investigation by governmental or professional authorities, or that an audit of the Company has been selected for review by the PCAOB, discuss with the independent auditor and management any issues that arise as a result of that inquiry, investigation or review that could significantly reflect on the independent auditor’s qualifications to serve as the Company’s independent auditor or have a significant impact on the Company’s accounting, financial reporting or disclosure.

13.	Ensure the rotation of the audit partners of the independent auditor as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

14.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

15.	Discuss with the independent auditor issues on which they have consulted with their national office regarding accounting, auditing and reporting matters.

16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

17.	Review the appointment and replacement of the senior internal auditing executive.

18.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

19.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

20.	As applicable, receive from the independent auditor any required reports related to Section 10A(b) and Rule 13b2-2(b) under the Exchange Act.

21.	Receive reports from management, including the Company’s Director of Business Conduct and senior internal auditing executive, concerning the Company’s and its subsidiaries’ and foreign affiliated entities’ conformity with the Company’s Code of Business Conduct and applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with the Company’s Code of Business Conduct and applicable laws and regulations.

22.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

24.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Financial Oversight

25.	In discharging its finance oversight responsibilities, the Audit and Finance Committee shall:

	(a)	Review and discuss the Company’s financial plans, policies and budgets to ensure their adequacy and soundness in providing for the Company’s current operations and long-term growth.

	(b)	Review, discuss and make recommendations to the Board concerning proposed equity, debt or other securities offerings and private placements.

	(c)	Review and make recommendations to the Board concerning its dividend policy and dividends to be paid.

Employee Benefit Plans Investment Fiduciary Function

26.	Appoint the members and monitor the performance of the Company’s Pension and Savings Funds Investment Committee, which serves as fiduciary responsible for the control and management of the assets of each employee pension or welfare benefit plan sponsored by the Company.

Limitation of Audit and Finance Committee’s Role

     While the Audit and Finance Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit and Finance Committee to determine that management has established and maintained appropriate internal control over financial reporting, that the Company’s financial statements and disclosures are complete and accurate and have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of the Company’s financial statements by the independent auditor has been carried out in accordance with auditing standards generally accepted in the United States. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and the independent auditor is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

APPENDIX C

BOARD OF DIRECTORS
INDEPENDENCE STANDARDS

ATTACHMENT A
to
BOARD OF DIRECTORS’ CHARTER
AND CORPORATE GOVERNANCE GUIDELINES

INDEPENDENCE STANDARDS

     An independent Director is one whom the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has adopted the following categorical standards to assist it in the determination of each Director’s independence. The Board of Directors will determine the independence of any Director with a relationship to the Company that is not covered by these standards and the Company will disclose the basis of such determinations and the identity of all directors who have been determined to be independent in the Company’s annual proxy statements.

     A Director will be presumed to be independent if the Director:

     1)     Has not been an employee of the Company for at least three years, other than in the capacity as a former interim Chairman, Chief Executive Officer or other executive officer;

     2)     Has not, within the past three years, worked on the Company’s audit as a partner or employee of a firm that is the Company’s internal or external auditor, and is not a current partner or employee of such a firm;

     3)     Has not, during the last three years, been employed as an executive officer by a company for which an executive officer of the Company concurrently served as a member of such company’s compensation committee;

     4)     Has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the Director’s home) who did not satisfy the foregoing criteria; provided, however, that, with respect to the employment criteria, such Director’s immediate family member may (i) serve or have served as an employee other than a partner in a firm that is the Company’s internal or external auditor, unless such family member has participated in the firm’s audit, assurance or tax compliance (other than tax planning) practice within the past three years, or personally worked on the Company’s audit during that time; and (ii) serve or have served as an employee but not as an executive officer of the Company during such period.

     5)     Has not received, and has no immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (other than in his or her capacity as a member of the Board of Directors or any committee of the Board or pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service); provided, however, that neither compensation received by a Director for former service as an interim Chairman or CEO or other executive officer nor compensation received by a Director’s immediate family member for service as a non-executive employee shall be considered in determining independence;

     6)     Is not a current executive officer or employee, and has no immediate family member who is a current executive officer, of a company that made payments to, or received payments from, the Company for property or services in any of the last three fiscal years in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues as measured against the most recent completed fiscal year.

C-1

     7)     Has not been, and has no immediate family member who has been, an executive officer of a foundation, university, non-profit trust or other charitable organization, for which charitable contributions from the Company and its respective trusts or foundations, account or accounted for more than 2% or $1 million, whichever is greater, of such charitable organization’s consolidated gross revenues, in any single of the last three fiscal years, unless the Company discloses all contributions made to the recipient organization in its annual proxy statement; and

     8)     Does not serve, and has no immediate family member who has served, as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, unless such investment is less than $1 million or 2% of such entity’s total invested capital, whichever is greater, in any of the last three years.

     In addition to the foregoing, in order to be considered independent for purposes of serving on the Company’s Audit and Finance Committee, a member of the Audit and Finance Committee may not, other than in his or her capacity as a member of the Audit and Finance Committee, the Board of Directors, or any other Board committee:

     1)     Accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, other than in the Director’s capacity as a director or committee member or any pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service; or

     2)     Be an “affiliated person” of the Company or any subsidiary of the Company, as such term is defined by the Securities and Exchange Commission.

C-2

APPENDIX D

BOARD OF DIRECTORS
DESIRABLE CHARACTERISTICS OF DIRECTORS

ATTACHMENT B
to
BOARD OF DIRECTORS’ CHARTER
AND CORPORATE GOVERNANCE GUIDELINES

DESIRABLE CHARACTERISTICS OF DIRECTORS

1.	Personal Characteristics

●	Integrity and Accountability:	High ethical standards, integrity and strength of character in his or her personal and professional dealings and a willingness to act on and be accountable for his or her decisions.

●	Informed Judgment:	Demonstrate intelligence, wisdom and thoughtfulness in decision-making. Demonstrate a willingness to thoroughly discuss issues, ask questions, express reservations and voice dissent.

●	Financial Literacy:	An ability to read and understand balance sheets, income and cash flow statements. Understand financial ratios and other indices for evaluating Company performance.

●	Mature Confidence:	Assertive, responsible and supportive in dealing with others. Respect for others, openness to others’ opinions and the willingness to listen.

●	High Standards:	History of achievements that reflect high standards for himself or herself and others.

2.	Core Competencies[1]

●	Accounting and Finance:	Experience in financial accounting and corporate finance, especially with respect to trends in debt and equity markets. Familiarity with internal financial controls.

●	Business Judgment:	Record of making good business decisions and evidence that duties as a Director will be discharged in good faith and in a manner that is in the best interests of the Company.

●	Management:	Experience in corporate management. Understand management trends in general and in the areas in which the Company conducts its business.

●	Crisis Response:	Ability and time to perform during periods of both short-term and prolonged crisis.

●	Industry/Technology:	Unique experience and skills in an area in which the Company conducts its business, including science, manufacturing and technology relevant to the Company.

●	International Markets:	Experience in global markets, international issues and foreign business practices.

____________________

[1]	The Board as a whole needs the core competencies represented by at least several directors.

D-1

●	Leadership:	Understand and possess skills and have a history of motivating high-performing, talented managers.

●	Strategy and Vision:	Skills and capacity to provide strategic insight and direction by encouraging innovations, conceptualizing key trends, evaluating strategic decisions, and challenging the Company to sharpen its vision.

3.	Commitment to the Company

●	Time and Effort:	Willing to commit the time and energy necessary to satisfy the requirements of Board and Board Committee membership. Expected to attend and participate in all Board meetings and Board Committee meetings in which they are a member. Encouraged to attend all annual meetings of shareholders. A willingness to rigorously prepare prior to each meeting and actively participate in the meeting. Willingness to make himself or herself available to management upon request to provide advice and counsel.

●	Awareness and Ongoing Education:	Possess, or be willing to develop, a broad knowledge of both critical issues affecting the Company (including industry-, technology- and market-specific information), and director’s roles and responsibilities (including the general legal principles that guide board members).

●	Other Commitments:	In light of other existing commitments, ability to perform adequately as a Director, including preparation for and attendance at Board meetings and annual meetings of the shareholders, and a willingness to do so.

●	Stock Ownership:	Pursuant to the Monsanto Company Executive and Director Stock Ownership Requirements, if a non-employee director owns less than 10,000 shares or share equivalents of the Company’s common stock, the director is required to retain a specified portion of the shares of Company stock received as the result of exercising a stock option or pursuant to a restricted stock grant or other equity-based award granted under the Company’s long term incentive plans until the applicable stock ownership requirement is met. The required retention is net of the number of shares equal in value to the tax obligations with respect to the award, assuming such taxes are paid at the highest marginal rate. The retention percentage is 75% if a director owns or beneficially owns less than 5,000 shares of Company common stock and 50% if a director owns or beneficially owns more than 5,000 but less than 10,000 shares of Company common stock.

4.	Team and Company Considerations

●	Balancing the Board:	Contributes talent, skills and experience that the Board needs as a team to supplement existing resources and provide talent for future needs.

●	Diversity:	Contributes to the Board in a way that can enhance perspective and experiences through diversity in gender, ethnic background, geographic origin, and professional experience (public, private, and non-profit sectors). Nomination of a candidate should not be based solely on these factors.

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I-270
Lambert Int'l Airport
I-70
St. Charles Rock Rd
Lindbergh
Dorsett
Page
170
Craig
Olive
Monsanto (West)
Monsanto (East)
Ladue
Hanley
Forest Park
Broadway
US-40
I-64
Clayton
Downtown St. Louis
I-270
Manchester
I-44
Lindbergh
Big Bend
Meramec River
I-55
St. Hwy 141
Mississippi River
I-255
I-55

Directions from downtown St. Louis:

Take Interstate 64/Highway 40 west to Lindbergh Boulevard north. Take Lindbergh Boulevard north about 2 ½ miles to the Olive Boulevard west exit. Follow Olive to the first traffic light. Turn left and immediately left again into Monsanto’s Creve Coeur Campus. Please follow the signs to the parking area and entrance to Building K.

Directions from St. Louis International Airport (Lambert):

Take Interstate 70 west to Lindbergh Boulevard south. Take Lindbergh Boulevard south about 6 miles to Olive Boulevard west exit. Follow Olive to the first traffic light. Proceed directly across the intersection and then immediately turn left into Monsanto’s Creve Coeur Campus. Please follow the signs to the parking area and entrance to Building K.

Notice of Annual Meeting

of Shareowners

and Proxy Statement

This Proxy Statement is printed entirely on recycled and recyclable paper. Soy ink, rather than petroleum-based ink, is used throughout.

The Board of Directors recommends a vote FOR items 1 and 2 and AGAINST item 3.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN
ITEM 1 –	ELECTION OF DIRECTOR NOMINEES:	FOR all nominees listed (except as marked to the contrary)	WITHHELD AUTHORITY to vote for all nominees listed	ITEM 2 –	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

						FOR	AGAINST	ABSTAIN
To be elected for terms expiring in 2010:		☐	☐	ITEM 3 –	APPROVAL OF SHAREOWNER PROPOSAL	☐	☐	☐
01 Frank V. AtLee III 02 Arthur H. Harper 03 Gwendolyn S. King 04 Sharon R. Long, Ph.D.
WILL ATTEND
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)				If you plan to attend the Annual Meeting, please mark the WILL ATTEND box			☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint to owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/mon Use the internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement
on the internet at http://www.monsanto.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MONSANTO COMPANY

     The undersigned hereby appoints Hugh Grant and David F. Snively, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Monsanto Company common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareowners of the Company to be held January 17, 2007 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

     THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER ITEM 1, FOR ITEM 2, AGAINST ITEM 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲

ADMISSION TICKET

MONSANTO COMPANY

Annual Meeting of Shareowners
January 17, 2007
2:00 p.m. Central Standard Time
800 N. Lindbergh Blvd.
K Building
Creve Coeur, Missouri 63167

Please present this admission ticket and photo identification for the shareowner named on the front of this card for admittance to the annual meeting. For security purposes, bags and purses will be subject to search at the door. Seating at the meeting will be limited and admittance will be based on space availability.